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Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Allied Capital Corporation:

        We have audited the accompanying consolidated balance sheet of Allied Capital Corporation and subsidiaries (the Company) as of December 31, 2009 and 2008, including the consolidated statements of investments as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in net assets and cash flows, and the financial highlights (included in Note 13), for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included physical inspection or confirmation of securities owned as of December 31, 2009 and 2008. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Allied Capital Corporation and subsidiaries as of December 31, 2009 and 2008, and the results of their operations, their cash flows, changes in their net assets, and financial highlights for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 2 to the consolidated financial statements, the Company modified its method of determining the fair value of portfolio investments in 2008 due to the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements.

Washington, D.C.
February 26, 2010

ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	December 31,
	2009	2008
ASSETS
Portfolio at value:
Private finance
Companies more than 25% owned (cost: 2009-$1,747,759; 2008-$2,167,020)	$811,736	$1,187,722
Companies 5% to 25% owned (cost: 2009-$222,981; 2008-$392,516)	180,998	352,760
Companies less than 5% owned (cost: 2009-$1,639,193; 2008-$2,317,856)	1,082,577	1,858,581

Total private finance (cost: 2009-$3,609,933; 2008-$4,877,392)	2,075,311	3,399,063
Commercial real estate finance (cost: 2009-$75,180; 2008-$85,503)	55,807	93,887

Total portfolio at value (cost: 2009-$3,685,113; 2008-$4,962,895)	2,131,118	3,492,950
Accrued interest and dividends receivable	43,875	55,638
Other assets	88,802	122,909
Investments in money market and other securities	381,020	287
Cash	20,682	50,402

Total assets	$2,665,497	$3,722,186

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable (maturing within one year: 2009-$85,111; 2008-$1,015,000)	$1,384,920	$1,895,000
Bank secured term debt (former revolver)	41,091	50,000
Accounts payable and other liabilities	41,284	58,786

Total liabilities	1,467,295	2,003,786

Commitments and contingencies
Shareholders' equity:
Common stock, $0.0001 par value, 400,000 shares authorized; 179,940 and 178,692 shares issued and outstanding at December 31, 2009 and 2008, respectively	18	18
Additional paid-in capital	3,037,513	3,037,845
Notes receivable from sale of common stock	(301)	(1,089)
Net unrealized appreciation (depreciation)	(1,679,778)	(1,503,089)
Undistributed (distributions in excess of) earnings	(159,250)	184,715

Total shareholders' equity	1,198,202	1,718,400

Total liabilities and shareholders' equity	$2,665,497	$3,722,186

Net asset value per common share	$6.66	$9.62

The accompanying notes are an integral part of these consolidated financial statements.

ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	For the Years Ended December 31,
	2009	2008	2007
Interest and Related Portfolio Income:
Interest and dividends
Companies more than 25% owned	$93,739	$111,188	$105,634
Companies 5% to 25% owned	30,028	42,376	41,577
Companies less than 5% owned	167,219	303,854	270,365

Total interest and dividends	290,986	457,418	417,576

Fees and other income
Companies more than 25% owned	23,382	28,278	18,505
Companies 5% to 25% owned	234	2,619	810
Companies less than 5% owned	4,084	12,797	24,814

Total fees and other income	27,700	43,694	44,129

Total interest and related portfolio income	318,686	501,112	461,705

Expenses:
Interest	171,068	148,930	132,080
Employee	42,104	76,429	89,155
Employee stock options	3,355	11,781	35,233
Administrative	38,147	49,424	50,580
Impairment of long-lived assets	2,873	—	—

Total operating expenses	257,547	286,564	307,048

Net investment income before income taxes	61,139	214,548	154,657
Income tax expense, including excise tax	5,576	2,506	13,624

Net investment income	55,563	212,042	141,033

Net Realized and Unrealized Gains (Losses):
Net realized gains (losses)
Companies more than 25% owned	(149,032)	(131,440)	226,437
Companies 5% to 25% owned	(49,484)	(14,120)	(10,046)
Companies less than 5% owned	(162,612)	16,142	52,122

Total net realized gains (losses)	(361,128)	(129,418)	268,513
Net change in unrealized appreciation or depreciation	(176,689)	(1,123,762)	(256,243)

Total net gains (losses)	(537,817)	(1,253,180)	12,270

Gain on repurchase of debt	83,532	1,132	—
Loss on extinguishment of debt	(122,776)	—	—

Net increase (decrease) in net assets resulting from operations	$(521,498)	$(1,040,006)	$153,303

Basic earnings (loss) per common share	$(2.91)	$(6.01)	$1.00

Diluted earnings (loss) per common share	$(2.91)	$(6.01)	$0.99

Weighted average common shares outstanding—basic	178,994	172,996	152,876

Weighted average common shares outstanding—diluted	178,994	172,996	154,687

The accompanying notes are an integral part of these consolidated financial statements.

ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

(in thousands, except per share amounts)

	For the Years Ended December 31,
	2009	2008	2007
Operations:
Net investment income	$55,563	$212,042	$141,033
Net realized gains (losses)	(361,128)	(129,418)	268,513
Net change in unrealized appreciation or depreciation	(176,689)	(1,123,762)	(256,243)
Gain on repurchase of debt	83,532	1,132	—
Loss on extinguishment of debt	(122,776)	—	—

Net increase (decrease) in net assets resulting from operations	(521,498)	(1,040,006)	153,303

Shareholder distributions:
Common stock dividends	—	(456,531)	(407,317)
Preferred stock dividends	(10)	(10)	(10)

Net decrease in net assets resulting from shareholder distributions	(10)	(456,541)	(407,327)

Capital share transactions:
Sale of common stock	—	402,478	171,282
Issuance of common stock in lieu of cash distributions	—	3,751	17,095
Issuance of common stock upon the exercise of stock options	918	—	14,251
Cash portion of option cancellation payment	—	—	(52,833)
Stock option expense	3,424	11,906	35,810
Cancellation of common stock (note receivable from common stock)	(36)	—	—
Net decrease in notes receivable from sale of common stock	788	1,603	158
Purchase of common stock held in deferred compensation trust	—	(943)	(12,444)
Distribution of common stock held in deferred compensation trust	—	27,335	837
Other	(3,784)	(3,030)	10,471

Net increase in net assets resulting from capital share transactions	1,310	443,100	184,627

Total net increase (decrease) in net assets	(520,198)	(1,053,447)	(69,397)
Net assets at beginning of year	1,718,400	2,771,847	2,841,244

Net assets at end of year	$1,198,202	$1,718,400	$2,771,847

Net asset value per common share	$6.66	$9.62	$17.54

Common shares outstanding at end of year	179,940	178,692	158,002

The accompanying notes are an integral part of these consolidated financial statements.

 ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$(521,498)	$(1,040,006)	$153,303
Adjustments:
Portfolio investments	(130,436)	(1,070,092)	(1,845,973)
Principal collections related to investment repayments or sales	871,271	1,037,348	1,211,550
Collections of notes and other consideration received from sale of investments	198,406	16,546	15,305
Realized gains from the receipt of notes and other consideration from sale of investments	(577)	(11,972)	(33,011)
Realized losses	413,783	279,886	131,997
Gain on repurchase of debt	(83,532)	(1,132)	—
Redemption of (investment in) U.S. Treasury bills, money market and other securities	(380,733)	200,935	988
Payment-in-kind interest and dividends, net of cash collections	(33,839)	(53,364)	(11,997)
Change in accrued interest and dividends	10,653	14,860	(11,916)
Net collection (amortization) of discounts and fees	(7,173)	(13,083)	(4,101)
Stock option expense	3,424	11,906	35,810
Impairment of long-lived asset	2,873	—	—
Changes in other assets and liabilities	(86,676)	(41,481)	(12,466)
Depreciation and amortization	1,536	913	2,064
Net change in unrealized (appreciation) or depreciation	176,689	1,123,762	256,243

Net cash provided by (used in) operating activities	434,171	455,026	(112,204)

Cash flows from financing activities:
Sale of common stock	—	402,478	171,282
Sale of common stock upon the exercise of stock options	918	—	14,251
Collections of notes receivable from sale of common stock	752	1,603	158
Borrowings under notes payable	—	193,000	230,000
Repayments on notes payable	(392,136)	(217,080)	—
Net borrowings under (repayments on) bank secured term debt (former revolver)	(8,909)	(317,250)	159,500
Cash portion of option cancellation payment	—	—	(52,833)
Purchase of common stock held in deferred compensation trust	—	(943)	(12,444)
Payment of deferred financing costs and other financing activities	(64,506)	(17,182)	1,798
Common stock dividends and distributions paid	—	(452,780)	(397,645)
Preferred stock dividends paid	(10)	(10)	(10)

Net cash provided by (used in) financing activities	(463,891)	(408,164)	114,057

Net increase (decrease) in cash	(29,720)	46,862	1,853
Cash at beginning of year	50,402	3,540	1,687

Cash at end of year	$20,682	$50,402	$3,540

The accompanying notes are an integral part of these consolidated financial statements.

 ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INVESTMENTS

December 31, 2009

(in thousands, except number of shares)

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Companies More Than 25% Owned
AGILE Fund I, LLC(5)	Equity Interests		$637	$449
(Private Equity Fund)

	Total Investment		637	449

AllBridge Financial, LLC	Senior Loan (6.3%, Due 4/10)	$1,500	1,500	1,500
(Asset Management)	Equity Interests		40,118	15,805

	Total Investment		41,618	17,305

Avborne, Inc.	Common Stock (27,500 shares)		—	39
(Business Services)

	Total Investment		—	39

Aviation Properties Corporation	Common Stock (100 shares)		123	—
(Business Services)

	Total Investment		123	—

Border Foods, Inc.	Senior Loan (12.9%, Due 3/12)	34,126	29,064	34,126
(Consumer Products)	Preferred Stock (100,000 shares)		12,721	20,901
	Common Stock (260,467 shares)		3,847	9,663

	Total Investment		45,632	64,690

Callidus Capital Corporation	Subordinated Debt (18.0%, Due 8/13)	21,782	21,782	19,108
(Asset Management)	Common Stock (100 shares)		—	—

	Total Investment		21,782	19,108

	Guaranty ($3,189)
Ciena Capital LLC	Senior Loan (5.5%, Due 3/09)(6)	319,031	319,031	100,051
(Financial Services)	Class B Equity Interests		119,436	—
	Class C Equity Interests		109,097	—

	Total Investment		547,564	100,051

	Guaranty ($5,000—See Note 3)
CitiPostal Inc.	Senior Loan (3.7%, Due 12/13)	692	683	683
(Business Services)	Unitranche Debt (12.0%, Due 12/13)	50,801	50,633	50,633
	Subordinated Debt (16.0%, Due 12/15)	10,685	10,685	10,685
	Common Stock (37,024 shares)		12,726	1,432

	Total Investment		74,727	63,433

Coverall North America, Inc.	Unitranche Debt (12.0%, Due 7/11)	31,627	31,573	31,573
(Business Services)	Subordinated Debt (15.0%, Due 7/11)	5,563	5,555	5,555
	Common Stock (763,333 shares)		14,361	11,386

	Total Investment		51,489	48,514

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Crescent Equity Corp.(8)	Senior Loan (10.0%, Due 6/10)	$433	$433	$433
(Business Services)	Subordinated Debt (11.0%, Due 9/11–6/17)(6)	32,161	32,072	4,132
	Common Stock (174 shares)		82,818	—

	Total Investment		115,323	4,565

	Guaranty ($900)
Direct Capital Corporation	Senior Loan (8.0%, Due 1/14)(6)	8,175	8,175	8,744
(Financial Services)	Subordinated Debt (16.0%, Due 3/13)(6)	55,671	55,496	6,797
	Common Stock (2,317,020 shares)		25,732	—

	Total Investment		89,403	15,541

Financial Pacific Company	Subordinated Debt (17.4%,
(Financial Services)	Due 2/12–8/12)	68,967	68,880	34,780
	Preferred Stock (9,458 shares)		8,865	—
	Common Stock (12,711 shares)		12,783	—

	Total Investment		90,528	34,780

HCI Equity, LLC(4)(5)	Equity Interests		1,100	877
(Private Equity Fund)

	Total Investment		1,100	877

Hot Light Brands, Inc.	Senior Loan (9.0%, Due 2/11)(6)	29,257	29,257	9,116
(Real Estate)	Common Stock (93,500 shares)		5,151	—

	Total Investment		34,408	9,116

Hot Stuff Foods, LLC	Senior Loan (3.7%, Due 2/12)	44,697	44,602	44,697
(Consumer Products)	Subordinated Debt (12.3%, Due 8/12–2/13)(6)	83,692	83,387	48,240
	Common Stock (1,147,453 shares)		56,187	—

	Total Investment		184,176	92,937

Huddle House, Inc.	Subordinated Debt (15.0%,
(Retail)	Due 12/15)	19,694	19,646	19,646
	Common Stock (358,428 shares)		36,348	3,919

	Total Investment		55,994	23,565

IAT Equity, LLC and Affiliates	Subordinated Debt (9.0%, Due 6/14)	6,000	6,000	6,000
d/b/a Industrial Air Tool	Equity Interests		7,500	5,485
(Industrial Products)

	Total Investment		13,500	11,485

Impact Innovations Group, LLC	Equity Interests in Affiliate		—	215
(Business Services)

	Total Investment		—	215

Insight Pharmaceuticals Corporation	Subordinated Debt (15.0%, Due 9/12)	54,443	54,385	54,023
(Consumer Products)	Common Stock (155,000 shares)		40,413	9,400

	Total Investment		94,798	63,423

Jakel, Inc.	Subordinated Debt (15.5%,
(Industrial Products)	Due 3/08)(6)	748	748	—

	Total Investment		748	—

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Knightsbridge CLO 2007-1 Ltd.(4)	Class E Notes (9.3%, Due 1/22)	$18,700	$18,700	$11,360
(CLO)	Income Notes (4.4%)(7)		39,174	16,220

	Total Investment		57,874	27,580

Knightsbridge CLO 2008-1 Ltd.(4)	Class C Notes (7.8%, Due 6/18)	12,800	12,800	12,289
(CLO)	Class D Notes (8.8%, Due 6/18)	8,000	8,000	7,160
	Class E Notes (5.3%, Due 6/18)	13,200	11,291	10,091
	Income Notes (20.8%)(7)		21,893	20,637

	Total Investment		53,984	50,177

MVL Group, Inc.	Senior Loan (12.0%, Due 7/12)	25,260	25,256	25,260
(Business Services)	Subordinated Debt (14.5%, Due 7/12)	35,607	35,578	34,306
	Subordinated Debt (8.0%, Due 7/12)(6)	144	139	—
	Common Stock (560,716 shares)		555	—

	Total Investment		61,528	59,566

Penn Detroit Diesel Allison, LLC	Equity Interests		20,081	15,258
(Business Services)

	Total Investment		20,081	15,258

Service Champ, Inc.	Subordinated Debt (15.5%, Due 4/12)	27,742	27,696	27,696
(Business Services)	Common Stock (55,112 shares)		11,145	28,071

	Total Investment		38,841	55,767

Stag-Parkway, Inc.	Subordinated Debt (10.0%, Due 7/12)	19,044	19,004	19,004
(Business Services)	Common Stock (25,000 shares)		32,686	14,226

	Total Investment		51,690	33,230

Startec Equity, LLC	Equity Interests		211	65
(Telecommunications)

	Total Investment		211	65

Total companies more than 25% owned			$1,747,759	$811,736

Companies 5% to 25% Owned
10th Street, LLC	Subordinated Debt (13.0%,
(Business Services)	Due 11/14)	22,325	22,234	22,325
	Equity Interests		422	475
	Option		25	25

	Total Investment		22,681	22,825

Air Medical Group Holdings LLC	Senior Loan (2.8%, Due 3/11)	6,075	6,056	5,845
(Healthcare Services)	Equity Interests		2,993	19,500

	Total Investment		9,049	25,345

BB&T Capital Partners/Windsor
Mezzanine Fund, LLC(5)	Equity Interests		11,789	10,379
(Private Equity Fund)

	Total Investment		11,789	10,379

Driven Brands, Inc.	Subordinated Debt (16.6%, Due 7/15)	91,991	91,647	91,899
(Consumer Services)	Common Stock (3,772,098 shares)		9,516	3,000

	Total Investment		101,163	94,899

Multi-Ad Services, Inc.	Unitranche Debt (11.3%, Due 11/11)	2,500	2,485	2,491
(Business Services)	Equity Interests		1,737	1,418

	Total Investment		4,222	3,909

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Pendum Acquisition, Inc.	Common Stock (8,872 shares)		$—	$200
(Business Services)

	Total Investment		—	200

Postle Aluminum Company, LLC	Senior Loan (6.0%, Due 10/12)(6)	$35,000	34,876	16,054
(Industrial Products)	Subordinated Debt (3.0%, Due 10/12)(6)	23,953	23,868	—
	Equity Interests		2,174	—

	Total Investment		60,918	16,054

Regency Healthcare Group, LLC	Equity Interests		1,302	1,898
(Healthcare Services)

	Total Investment		1,302	1,898

SGT India Private Limited(4)	Common Stock (150,596 shares)		4,161	—
(Business Services)

	Total Investment		4,161	—

Soteria Imaging Services, LLC	Subordinated Debt (13.3%,
(Healthcare Services)	Due 11/10)	4,250	4,216	4,210
	Equity Interests		1,881	1,279

	Total Investment		6,097	5,489

Universal Environmental Services, LLC	Equity Interests		1,599	—
(Business Services)

	Total Investment		1,599	—

Total companies 5% to 25% owned			$222,981	$180,998

Companies Less Than 5% Owned
3SI Security Systems, Inc.	Subordinated Debt (16.6%,
(Consumer Products)	Due 8/13)(6)	29,548	29,473	9,542

	Total Investment		29,473	9,542

Axium Healthcare Pharmacy, Inc.	Subordinated Debt (8.0%, Due 3/15)	3,036	3,036	2,641
(Healthcare Services)

	Total Investment		3,036	2,641

BenefitMall Holdings Inc.	Subordinated Debt (18.0%, Due 6/14)	40,326	40,254	40,254
(Business Services)	Common Stock (39,274,290 shares)(3)		39,274	68,822
	Warrants(3)		—	—

	Total Investment		79,528	109,076

Bushnell, Inc.	Subordinated Debt (6.8%, Due 2/14)	41,325	40,217	30,456
(Consumer Products)

	Total Investment		40,217	30,456

Callidus Debt Partners	Class C Notes (12.9%, Due 12/13)(6)	19,420	19,527	2,163
CDO Fund I, Ltd.(4)(10)	Class D Notes (17.0%, Due 12/13)(6)	9,400	9,454	—
(CDO)

	Total Investment		28,981	2,163

Callidus Debt Partners	Preferred Shares (23,600,000 shares)		20,138	4,112
CLO Fund III, Ltd.(4)(10)
(CLO)

	Total Investment		20,138	4,112

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Callidus Debt Partners	Class D Notes (4.8%, Due 4/20)	$3,000	$2,206	$1,710
CLO Fund IV, Ltd.(4)(10)	Income Notes (0.0%)(7)		14,859	5,433
(CLO)

	Total Investment		17,065	7,143

Callidus Debt Partners	Income Notes (1.4%)(7)		13,432	5,012
CLO Fund V, Ltd.(4)(10)
(CLO)

	Total Investment		13,432	5,012

Callidus Debt Partners	Class D Notes (6.3%, Due 10/21)	9,480	7,809	4,256
CLO Fund VI, Ltd.(4)(10)	Income Notes (0.0%)(7)		29,144	4,978
(CLO)

	Total Investment		36,953	9,234

Callidus Debt Partners	Income Notes (0.0%)(7)		24,824	7,148
CLO Fund VII, Ltd.(4)(10)
(CLO)

	Total Investment		24,824	7,148

Callidus MAPS CLO Fund I LLC(10)	Class E Notes (5.8%, Due 12/17)	17,000	17,000	11,695
(CLO)	Income Notes (0.0%)(7)		38,509	14,119

	Total Investment		55,509	25,814

Callidus MAPS CLO Fund II, Ltd.(4)(10)	Class D Notes (4.5%, Due 7/22)	7,700	3,880	3,215
(CLO)	Income Notes (2.5%)(7)		17,824	6,310

	Total Investment		21,704	9,525

Carlisle Wide Plank Floors, Inc.	Unitranche Debt (12.0%, Due 6/11)	1,644	1,638	1,544
(Consumer Products)	Common Stock (345,056 Shares)		345	—

	Total Investment		1,983	1,544

Catterton Partners VI, L.P.(5)	Limited Partnership Interest		3,327	2,014
(Private Equity Fund)

	Total Investment		3,327	2,014

Commercial Credit Group, Inc.	Subordinated Debt (15.0%, Due 6/15)	22,000	21,970	21,970
(Financial Services)	Preferred Stock (64,679 shares)		15,543	6,005
	Warrants		—	—

	Total Investment		37,513	27,975

Community Education Centers, Inc.	Subordinated Debt (21.5%,
(Education Services)	Due 11/13)	37,357	37,307	35,869

	Total Investment		37,307	35,869

Component Hardware Group, Inc.	Subordinated Debt (13.5%,
(Industrial Products)	Due 1/13)(6)	18,992	18,947	16,695

	Total Investment		18,947	16,695

Cook Inlet Alternative Risk, LLC	Unitranche Debt (13.0%, Due 4/13)	87,600	87,309	62,100
(Business Services)	Equity Interests		552	—

	Total Investment		87,861	62,100

Cortec Group Fund IV, L.P.(5)	Limited Partnership Interest		6,390	3,917
(Private Equity)

	Total Investment		6,390	3,917

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Digital VideoStream, LLC	Unitranche Debt (11.0%, Due 2/12)	$12,984	$12,940	$12,811
(Business Services)	Convertible Subordinated Debt (10.0%, Due 2/16)	5,017	5,006	5,006

	Total Investment		17,946	17,817

DirectBuy Holdings, Inc.	Subordinated Debt (16.0%, Due 5/13)	78,414	78,181	71,856
(Consumer Products)	Equity Interests		8,000	1,500

	Total Investment		86,181	73,356

Distant Lands Trading Co.	Senior Loan (8.3%, Due 11/11)	8,300	8,284	7,852
(Consumer Products)	Unitranche Debt (13.0%, Due 11/11)	43,581	43,509	43,026
	Common Stock (3,451 shares)		3,451	1,046

	Total Investment		55,244	51,924

Diversified Mercury
Communications, LLC	Senior Loan (6.8%, Due 3/13)	2,668	2,657	2,391
(Business Services)

	Total Investment		2,657	2,391

Dryden XVIII Leveraged
Loan 2007 Limited(4)	Class B Notes (4.8%, Due 10/19)(6)	8,717	7,497	2,115
(CLO)	Income Notes (0.0%)(7)		23,164	2,427

	Total Investment		30,661	4,542

Dynamic India Fund IV(4)(5)	Equity Interests		9,350	8,224
(Private Equity Fund)

	Total Investment		9,350	8,224

EarthColor, Inc.	Subordinated Debt (15.0%,
(Business Services)	Due 11/13)(6)	123,819	123,385	—
	Common Stock (63,438 shares)(3)		63,438	—
	Warrants(3)		—	—

	Total Investment		186,823	—

eCentury Capital Partners, L.P.(5)	Limited Partnership Interest		7,274	—
(Private Equity Fund)

	Total Investment		7,274	—

eInstruction Corporation	Subordinated Debt (12.2%,
(Education Services)	Due 7/14–1/15)	36,849	36,737	34,174
	Common Stock (2,406 shares)		2,500	1,050

	Total Investment		39,237	35,224

Fidus Mezzanine Capital, L.P.(5)	Limited Partnership Interest		14,720	9,921
(Private Equity Fund)

	Total Investment		14,720	9,921

Geotrace Technologies, Inc.	Warrants		2,027	2,075
(Energy Services)

	Total Investment		2,027	2,075

Gilchrist & Soames, Inc.	Subordinated Debt (13.4%,
(Consumer Products)	Due 10/13)	24,421	24,310	23,181

	Total Investment		24,310	23,181

Havco Wood Products LLC	Equity Interests		910	—
(Industrial Products)

	Total Investment		910	—

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
The Homax Group, Inc.	Senior Loan (8.0%, Due 10/12)	$697	$653	$648
(Consumer Products)	Subordinated Debt (14.5%, Due 4/14)	14,159	13,649	9,804
	Preferred Stock (76 shares)		76	—
	Common Stock (24 shares)		5	—
	Warrants		954	—

	Total Investment		15,337	10,452

Ideal Snacks Corporation	Senior Loan (8.5%, Due 6/11)	967	967	958
(Consumer Products)

	Total Investment		967	958

Kodiak Fund LP(5)	Equity Interests		9,323	1,917
(Private Equity Fund)

	Total Investment		9,323	1,917

Market Track Holdings, LLC	Senior Loan (8.0%, Due 6/14)	2,500	2,450	2,412
(Business Services)	Subordinated Debt (15.9%, Due 6/14)	24,600	24,509	23,680

	Total Investment		26,959	26,092

NetShape Technologies, Inc.	Senior Loan (4.0%, Due 2/13)	972	972	335
(Industrial Products)

	Total Investment		972	335

Network Hardware Resale, Inc.	Unitranche Debt (12.0%, Due 12/11)	16,042	16,088	16,031
(Business Services)	Convertible Subordinated Debt (9.8%, Due 12/15)	15,953	15,998	15,998

	Total Investment		32,086	32,029

Novak Biddle Venture Partners III, L.P.(5)	Limited Partnership Interest		2,018	1,070
(Private Equity Fund)

	Total Investment		2,018	1,070

Pangaea CLO 2007-1 Ltd.(4)	Class D Notes (5.0%, Due 1/21)	15,000	12,119	6,651
(CLO)

	Total Investment		12,119	6,651

PC Helps Support, LLC	Senior Loan (4.3%, Due 12/13)	8,181	8,092	7,756
(Business Services)	Subordinated Debt (12.8%, Due 12/13)	26,734	26,633	26,490

	Total Investment		34,725	34,246

Performant Financial Corporation	Common Stock (478,816 shares)		734	1,400
(Business Services)

	Total Investment		734	1,400

Promo Works, LLC	Unitranche Debt (16.0%, Due 12/12)	19,964	19,859	12,557
(Business Services)

	Total Investment		19,859	12,557

Reed Group, Ltd.	Senior Loan (6.0%, Due 12/13)	12,033	11,903	10,186
(Healthcare Services)	Subordinated Debt (15.8%, Due 12/13)	19,259	19,199	15,260
	Equity Interests		1,800	28

	Total Investment		32,902	25,474

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
S.B. Restaurant Company	Unitranche Debt (11.8%, Due 4/11)	$38,327	$38,207	$32,693
(Retail)	Preferred Stock (46,690 shares)		117	—
	Warrants		534	—

	Total Investment		38,858	32,693

SPP Mezzanine Funding II, L.P.(5)	Limited Partnership Interest		7,476	7,145
(Private Equity Fund)

	Total Investment		7,476	7,145

STS Operating, Inc.	Subordinated Debt (11.0%, Due 1/13)	30,386	30,318	28,695
(Industrial Products)

	Total Investment		30,318	28,695

Summit Energy Services, Inc.	Common Stock (415,982 shares)		1,861	2,200
(Business Services)

	Total Investment		1,861	2,200

Tappan Wire & Cable Inc.	Unitranche Debt (15.0%, Due 8/14)(6)	22,346	22,248	5,331
(Industrial Products)	Common Stock (12,940 shares)(3)		2,043	—
	Warrant(3)		—	—

	Total Investment		24,291	5,331

The Step2 Company, LLC	Unitranche Debt (11.0%, Due 4/12)	94,122	93,937	89,614
(Consumer Products)	Equity Interests		2,156	705

	Total Investment		96,093	90,319

Tradesmen International, Inc.	Subordinated Debt (15.0%,
(Business Services)	Due 12/12)(6)	40,000	39,793	11,532

	Total Investment		39,793	11,532

Trover Solutions, Inc.	Subordinated Debt (12.0%,
(Business Services)	Due 11/12)	53,827	53,674	51,270

	Total Investment		53,674	51,270

United Road Towing, Inc.	Subordinated Debt (11.8%, Due 1/14)	19,060	18,993	18,367
(Consumer Services)

	Total Investment		18,993	18,367

Venturehouse-Cibernet Investors, LLC	Equity Interest		—	—
(Business Services)

	Total Investment		—	—

Webster Capital II, L.P.(5)	Limited Partnership Interest		1,742	1,235
(Private Equity Fund)

	Total Investment		1,742	1,235

Woodstream Corporation	Subordinated Debt (12.0%, Due 2/15)	90,000	89,693	77,400
(Consumer Products)	Common Stock (6,960 shares)		6,961	2,700

	Total Investment		96,654	80,100

Other companies	Other debt investments	37	(130)	(134)
	Other equity investments		41	8

	Total Investment		(89)	(126)

Total companies less than 5% owned			$1,639,193	$1,082,577

Total private finance (100 portfolio investments)			$3,609,933	$2,075,311

Commercial Real Estate Finance
(in thousands, except number of loans)

			December 31, 2009
	Stated Interest Rate Ranges	Number of Loans
			Cost	Value
Commercial Mortgage Loans
	Up to 6.99%	3	$29,660	$28,372
	7.00% - 8.99%	2	1,845	1,819
	9.00% - 10.99%	1	6,480	3,281
	15.00% and above	2	3,970	1,943

Total commercial mortgage loans(9)			$41,955	$35,415

Real Estate Owned			$5,962	$6,405

Equity Interests(2)—Companies more than 25% owned			$27,263	$13,987

Total commercial real estate finance			$75,180	$55,807

Total portfolio			$3,685,113	$2,131,118

	Yield	Cost	Value
Investments in Money Market and Other Securities
First American Treasury Obligations Fund	—	$381,020	$381,020

Total		$381,020	$381,020

(1)
Interest rates represent the weighted average annual stated interest rate on loans and debt securities, which are presented by nature of indebtedness for a single issuer. The maturity dates represent the earliest and the latest maturity dates.

(2)
Common stock, preferred stock, warrants, options, and equity interests are generally non-income producing and restricted.

(3)
Common stock is non-voting. In addition to non-voting stock ownership, the Company has an option to acquire a majority of the voting securities of the portfolio company at fair market value.

(4)
Non-U.S. company or principal place of business outside the U.S.

(5)
Non-registered investment company.

(6)
Loan or debt security is on non-accrual status and therefore is considered non-income producing.

(7)
Represents the effective interest yield earned on the cost basis of these preferred equity investments and income notes. The yield is included in interest income in the consolidated statement of operations.

(8)
Crescent Equity Corp. holds investments in Crescent Hotels & Resorts, LLC and affiliates.

(9)
Commercial mortgage loans totaling $6.1 million at value were on non-accrual status and therefore were considered non-income producing.

(10)
The fund is managed by Callidus Capital, a portfolio company of Allied Capital.

The accompanying notes are an integral part of these consolidated financial statements.

 ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INVESTMENTS

December 31, 2008

(in thousands, except number of shares)

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Companies More Than 25% Owned
AGILE Fund I, LLC(5) (Private Equity Fund)	Equity Interests		$694	$497

	Total Investment		694	497

AllBridge Financial, LLC (Asset Management)	Equity Interests		33,294	10,960

	Total Investment		33,294	10,960

	Standby Letter of Credit ($15,000)
Allied Capital Senior Debt Fund, L.P.(5)	Limited Partnership Interests		31,800	31,800
(Private Debt Fund)

	Total Investment		31,800	31,800

Avborne, Inc.(7)	Preferred Stock (12,500 shares)		—	942
(Business Services)	Common Stock (27,500 shares)		—	—

	Total Investment		—	942

Avborne Heavy Maintenance, Inc.(7)	Common Stock (2,750 shares)		—	—
(Business Services)

	Total Investment		—	—

Aviation Properties Corporation	Common Stock (100 shares)		93	—
(Business Services)

	Total Investment		93	—

	Standby Letters of Credit ($1,000)
Border Foods, Inc.	Senior Loan (12.6%, Due 12/09–3/12)	$33,027	26,860	33,027
(Consumer Products)	Preferred Stock (100,000 shares)		12,721	11,851
	Common Stock (260,467 shares)		3,847	—

	Total Investment		43,428	44,878

Calder Capital Partners, LLC(5)	Senior Loan (10.5%, Due 5/09)(6)	4,496	4,496	953
(Asset Management)	Equity Interests		2,453	—

	Total Investment		6,949	953

Callidus Capital Corporation	Subordinated Debt (18.0%,	16,068	16,068	16,068
(Asset Management)	Due 8/13–2/14)
	Common Stock (100 shares)		—	34,377

	Total Investment		16,068	50,445

	Guaranty ($6,447)

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Ciena Capital LLC	Senior Loan (5.5%, Due 3/09)(6)	$319,031	$319,031	$104,883
(Financial Services)	Class B Equity Interests		119,436	—
	Class C Equity Interests		109,301	—

	Total Investment		547,768	104,883

	Guaranty ($5,000—See Note 3)
	Standby Letters of Credit ($102,600—See Note 3)
CitiPostal Inc.	Senior Loan (4.0%, Due 12/13)	692	681	681
(Business Services)	Unitranche Debt (12.0%, Due 12/13)	51,758	51,548	51,548
	Subordinated Debt (16.0%, Due 12/15)	9,114	9,114	9,114
	Common Stock (37,024 shares)		12,726	8,616

	Total Investment		74,069	69,959

Coverall North America, Inc.	Unitranche Debt (12.0%, Due 7/11)	32,035	31,948	31,948
(Business Services)	Subordinated Debt (15.0%, Due 7/11)	5,563	5,549	5,549
	Common Stock (763,333 shares)		14,361	17,968

	Total Investment		51,858	55,465

CR Holding, Inc.	Subordinated Debt (16.6%,	39,307	39,193	17,360
(Consumer Products)	Due 2/13)(6)
	Common Stock (32,090,696 shares)		28,744	—

	Total Investment		67,937	17,360

Crescent Equity Corp.(8)	Senior Loan (10.0%, Due 1/09)	433	433	433
(Business Services)	Subordinated Debt (11.0%, Due 9/11–6/17)	22,312	22,247	14,283
	Subordinated Debt (11.0%, Due 1/12–9/12)(6)	10,097	10,072	4,331
	Common Stock (174 shares)		81,255	4,580

	Total Investment		114,007	23,627

	Guaranty ($900)
	Standby Letters of Credit ($200)
Direct Capital Corporation	Subordinated Debt (16.0%,	55,671	55,496	13,530
(Financial Services)	Due 3/13)(6)
	Common Stock (2,317,020 shares)		25,732	—

	Total Investment		81,228	13,530

Financial Pacific Company	Subordinated Debt (17.4%,	68,967	68,840	62,189
(Financial Services)	Due 2/12–8/12)
	Preferred Stock (9,458 shares)		8,865	—
	Common Stock (12,711 shares)		12,783	—

	Total Investment		90,488	62,189

ForeSite Towers, LLC	Equity Interest		—	889
(Tower Leasing)

	Total Investment		—	889

Global Communications, LLC	Senior Loan (10.0%, Due 9/02)(6)	1,335	1,335	1,335
(Business Services)

	Total Investment		1,335	1,335

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Hot Light Brands, Inc.	Senior Loan (9.0%, Due 2/11)(6)	$30,522	$30,522	$13,678
(Retail)	Common Stock (93,500 shares)		5,151	—

	Total Investment		35,673	13,678

	Standby Letter of Credit ($105)
Hot Stuff Foods, LLC	Senior Loan (4.0%, Due 2/11–2/12)	53,597	53,456	42,378
(Consumer Products)	Subordinated Debt (12.4%, Due 8/12–2/13)(6)	83,692	83,387	—
	Common Stock (1,147,453 shares)		56,187	—

	Total Investment		193,030	42,378

Huddle House, Inc.	Subordinated Debt (15.0%, Due 12/12)	57,244	57,067	57,067
(Retail)	Common Stock (358,428 shares)		35,828	20,922

	Total Investment		92,895	77,989

IAT Equity, LLC and Affiliates d/b/a Industrial Air Tool	Subordinated Debt (9.0%, Due 6/14)	6,000	6,000	6,000
(Industrial Products)	Equity Interests		7,500	8,860

	Total Investment		13,500	14,860

Impact Innovations Group, LLC	Equity Interests in Affiliate		—	321
(Business Services)

	Total Investment		—	321

Insight Pharmaceuticals Corporation	Subordinated Debt (15.0%, Due 9/12)	45,827	45,738	45,827
(Consumer Products)	Subordinated Debt (19.0%, Due 9/12)(6)	16,177	16,126	17,532
	Preferred Stock (25,000 shares)		25,000	4,068
	Common Stock (620,000 shares)		6,325	—

	Total Investment		93,189	67,427

Jakel, Inc.	Subordinated Debt (15.5%,	748	748	374
(Industrial Products)	Due 3/08)(6)

	Total Investment		748	374

Knightsbridge CLO 2007-1 Ltd.(4)	Class E Notes (13.8%, Due 1/22)	18,700	18,700	14,866
(CLO)	Income Notes (14.9%)(11)		40,914	35,214

	Total Investment		59,614	50,080

Knightsbridge CLO 2008-1 Ltd.(4)	Class C Notes (9.3%, Due 6/18)	12,800	12,800	12,800
(CLO)	Class D Notes (10.3%, Due 6/18)	8,000	8,000	8,000
	Class E Notes (6.8%, Due 6/18)	13,200	10,573	10,573
	Income Notes (16.6%)(11)		21,315	21,315

	Total Investment		52,688	52,688

MHF Logistical Solutions, Inc.	Subordinated Debt (13.0%,	49,841	49,633	—
(Business Services)	Due 6/12–6/13)(6)
	Preferred Stock (10,000 shares)		—	—
	Common Stock (20,934 shares)		20,942	—

	Total Investment		70,575	—

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
MVL Group, Inc.	Senior Loan (12.0%, Due 6/09–7/09)	$30,674	$30,663	$30,663
(Business Services)	Subordinated Debt (14.5%, Due 6/09–7/09)	41,074	40,994	40,994
	Subordinated Debt (3.0%, Due 6/09)(6)	144	139	86
	Common Stock (560,716 shares)		555	—

	Total Investment		72,351	71,743

Old Orchard Brands, LLC	Subordinated Debt (18.0%, Due 7/14)	18,951	18,882	18,882
(Consumer Products)	Equity Interests		16,857	27,763

	Total Investment		35,739	46,645

Penn Detroit Diesel Allison, LLC	Subordinated Debt (15.5%, Due 8/13)	37,984	37,869	37,869
(Business Services)	Equity Interests		18,873	21,100

	Total Investment		56,742	58,969

Service Champ, Inc.	Subordinated Debt (15.5%, Due 4/12)	27,050	26,984	26,984
(Business Services)	Common Stock (55,112 shares)		11,785	21,156

	Total Investment		38,769	48,140

Stag-Parkway, Inc.	Unitranche Debt (14.0%, Due 7/12)	17,975	17,920	17,962
(Business Services)	Common Stock (25,000 shares)		32,686	6,968

	Total Investment		50,606	24,930

Startec Equity, LLC	Equity Interests		211	332
(Telecommunications)

	Total Investment		211	332

Senior Secured Loan Fund LLC	Subordinated Certificates (12.0%)		125,423	125,423
(Private Debt Fund)	Equity Interests		1	1

	Total Investment		125,424	125,424

Worldwide Express Operations, LLC	Subordinated Debt (14.0%,	2,865	2,722	2,032
(Business Services)	Due 2/14)(6)
	Equity Interests		11,384	—
	Warrants		144	—

	Total Investment		14,250	2,032

Total companies more than 25% owned			$2,167,020	$1,187,722

Companies 5% to 25% Owned
10th Street, LLC	Subordinated Debt (13.0%, Due 11/14)	21,439	21,329	21,439
(Business Services)	Equity Interests		422	975
	Option		25	25

	Total Investment		21,776	22,439

Advantage Sales & Marketing, Inc.	Subordinated Debt (12.0%, Due 3/14)	158,617	158,132	135,000
(Business Services)	Equity Interests		—	5,000

	Total Investment		158,132	140,000

Air Medical Group Holdings LLC	Senior Loan (3.3%, Due 3/11)	3,360	3,326	3,139
(Healthcare Services)	Equity Interests		2,993	10,800

	Total Investment		6,319	13,939

Alpine ESP Holdings, Inc.	Preferred Stock (701 shares)		701	—
(Business Services)	Common Stock (11,657 shares)		13	—

	Total Investment		714	—

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Amerex Group, LLC	Subordinated Debt (12.3%, Due 1/13)	$8,789	$8,784	$8,784
(Consumer Products)	Equity Interests		3,508	9,932

	Total Investment		12,292	18,716

BB&T Capital Partners/Windsor	Equity Interests		11,789	11,063
Mezzanine Fund, LLC(5)
(Private Equity Fund)

	Total Investment		11,789	11,063

Becker Underwood, Inc.	Subordinated Debt (14.5%, Due 8/12)	25,503	25,450	25,502
(Industrial Products)	Common Stock (4,376 shares)		5,014	2,267

	Total Investment		30,464	27,769

Drew Foam Companies, Inc.	Preferred Stock (622,555 shares)		623	512
(Business Services)	Common Stock (6,286 shares)		6	—

	Total Investment		629	512

Driven Brands, Inc.	Subordinated Debt (16.5%, Due 7/15)	84,106	83,698	83,698
(Consumer Services)	Common Stock (3,772,098 shares)		9,516	4,855

	Total Investment		93,214	88,553

Hilden America, Inc. (Consumer Products)	Common Stock (19 shares)		454	76

	Total Investment		454	76

Lydall Transport, Ltd.	Equity Interests		432	345
(Business Services)

	Total Investment		432	345

Multi-Ad Services, Inc.	Unitranche Debt (11.3%, Due 11/11)	3,018	2,995	2,941
(Business Services)	Equity Interests		1,737	1,782

	Total Investment		4,732	4,723

Progressive International Corporation	Preferred Stock (500 shares)		500	1,125
(Consumer Products)	Common Stock (197 shares)		13	4,600
	Warrants		—	—

	Total Investment		513	5,725

Regency Healthcare Group, LLC	Unitranche Debt (11.1%, Due 6/12)	10,901	10,855	10,825
(Healthcare Services)	Equity Interests		1,302	2,050

	Total Investment		12,157	12,875

SGT India Private Limited(4)	Common Stock (150,596 shares)		4,137	—
(Business Services)

	Total Investment		4,137	—

Soteria Imaging Services, LLC	Subordinated Debt (11.3%, Due 11/10)	4,250	4,167	4,054
(Healthcare Services)	Equity Interests		1,881	1,971

	Total Investment		6,048	6,025

Triax Holdings, LLC (Consumer Products)	Subordinated Debt (21.0%, Due 2/12)(6)	10,625	10,587	—
	Equity Interests		16,528	—

	Total Investment		27,115	—

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Universal Environmental Services, LLC	Equity Interests		$1,599	$—
(Business Services)

	Total Investment		1,599	—

Total companies 5% to 25% owned			$392,516	$352,760

Companies Less Than 5% Owned
3SI Security Systems, Inc.	Subordinated Debt (14.6%, Due 8/13)	$29,200	29,118	28,170
(Consumer Products)

	Total Investment		29,118	28,170

Abraxas Corporation	Subordinated Debt (14.6%, Due 4/13)	36,822	36,662	36,170
(Business Services)

	Total Investment		36,662	36,170

Augusta Sportswear Group, Inc.	Subordinated Debt (13.0%, Due 1/15)	53,000	52,825	52,406
(Consumer Products)	Common Stock (2,500 shares)		2,500	1,400

	Total Investment		55,325	53,806

Axium Healthcare Pharmacy, Inc.	Senior Loan (14.0%, Due 12/12)	3,750	3,724	3,654
(Healthcare Services)	Unitranche Debt (14.0%, Due 12/12)	8,500	8,471	7,908
	Common Stock (22,860 shares)		2,286	100

	Total Investment		14,481	11,662

Baird Capital Partners IV Limited(5)	Limited Partnership Interest		3,636	2,978
(Private Equity Fund)

	Total Investment		3,636	2,978

BenefitMall Holdings Inc.	Subordinated Debt (18.0%, Due 6/14)	40,326	40,238	40,238
(Business Services)	Common Stock (39,274,290 shares)(12)		39,274	91,149
	Warrants(12)		—	—

	Total Investment		79,512	131,387

Broadcast Electronics, Inc.	Senior Loan (8.8%, Due 11/11)(6)	4,912	4,884	773
(Business Services)	Preferred Stock (2,044 shares)		—	—

	Total Investment		4,884	773

Bushnell, Inc.	Subordinated Debt (8.0%, Due 2/14)	41,325	40,003	35,794
(Consumer Products)

	Total Investment		40,003	35,794

Callidus Debt Partners CDO Fund I, Ltd.(4)(10)	Class C Notes (12.9%, Due 12/13)	18,800	18,907	10,116
(CDO)	Class D Notes (17.0%, Due 12/13)	9,400	9,454	—

	Total Investment		28,361	10,116

Callidus Debt Partners CLO Fund III, Ltd.(4)(10)	Preferred Shares (23,600,000 shares)		20,138	5,402
(CLO)

	Total Investment		20,138	5,402

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Callidus Debt Partners CLO Fund IV, Ltd.(4)(10)	Class D Notes (9.1%, Due 4/20)	$3,000	$2,045	$1,445
(CLO)	Income Notes (13.2%)(11)		14,591	10,628

	Total Investment		16,636	12,073

Callidus Debt Partners CLO Fund V, Ltd.(4)(10)	Income Notes (16.4%)(11)		13,388	10,331
(CLO)

	Total Investment		13,388	10,331

Callidus Debt Partners CLO Fund VI, Ltd.(4)(10)	Class D Notes (9.8%, Due 10/21)	9,000	7,144	3,929
(CLO)	Income Notes (17.8%)(11)		28,314	23,090

	Total Investment		35,458	27,019

Callidus Debt Partners CLO Fund VII, Ltd.(4)(10)	Income Notes (11.4%)(11)		24,026	15,361
(CLO)

	Total Investment		24,026	15,361

Callidus MAPS CLO Fund I LLC(10)	Class E Notes (7.0%, Due 12/17)	17,000	17,000	9,813
(CLO)	Income Notes (4.0%)(11)		45,053	27,678

	Total Investment		62,053	37,491

Callidus MAPS CLO Fund II, Ltd.(4)(10)	Class D Notes (8.8%, Due 7/22)	7,700	3,555	2,948
(CLO)	Income Notes (13.3%)(11)		18,393	12,626

	Total Investment		21,948	15,574

Carlisle Wide Plank Floors, Inc.	Senior Loan (6.1%, Due 6/11)	1,000	998	953
(Consumer Products)	Unitranche Debt (14.5%, Due 6/11)	3,161	3,139	3,047
	Preferred Stock (345,056 Shares)		345	82

	Total Investment		4,482	4,082

Catterton Partners VI, L.P.(5)	Limited Partnership Interest		2,812	2,356
(Private Equity Fund)

	Total Investment		2,812	2,356

Centre Capital Investors V, L.P.(5)	Limited Partnership Interest		3,049	2,344
(Private Equity Fund)

	Total Investment		3,049	2,344

CK Franchising, Inc.	Subordinated Debt (12.3%,	21,000	20,912	20,912
(Consumer Services)	Due 7/12–7/17)
	Preferred Stock (1,281,887 shares)		1,282	1,592
	Common Stock (7,585,549 shares)		7,586	10,600

	Total Investment		29,780	33,104

Commercial Credit Group, Inc.	Subordinated Debt (15.0%, Due 6/15)	19,000	18,970	18,970
(Financial Services)	Preferred Stock (64,679 shares)		15,543	9,073
	Warrants		—	—

	Total Investment		34,513	28,043

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Community Education Centers, Inc.	Subordinated Debt (14.5%, Due 11/13)	$35,548	$35,486	$34,056
(Education Services)

	Total Investment		35,486	34,056

Component Hardware Group, Inc.	Subordinated Debt (13.5%, Due 1/13)	18,710	18,654	18,261
(Industrial Products)

	Total Investment		18,654	18,261

Cook Inlet Alternative Risk, LLC	Unitranche Debt (10.8%, Due 4/13)	90,000	89,619	82,839
(Business Services)	Equity Interests		552	—

	Total Investment		90,171	82,839

Cortec Group Fund IV, L.P.(5)	Limited Partnership Interest		4,647	3,445
(Private Equity)

	Total Investment		4,647	3,445

Diversified Mercury Communications, LLC	Senior Loan (4.5%, Due 3/13)	2,972	2,958	2,692
(Business Services)

	Total Investment		2,958	2,692

Digital VideoStream, LLC	Unitranche Debt (11.0%, Due 2/12)	14,097	14,032	14,003
(Business Services)	Convertible Subordinated Debt (10.0%, Due 2/16)	4,545	4,533	4,700

	Total Investment		18,565	18,703

DirectBuy Holdings, Inc.	Subordinated Debt (14.5%, Due 5/13)	75,909	75,609	71,703
(Consumer Products)	Equity Interests		8,000	3,200

	Total Investment		83,609	74,903

Distant Lands Trading Co.	Senior Loan (7.5%, Due 11/11)	4,825	4,800	4,501
(Consumer Products)	Unitranche Debt (12.3%, Due 11/11)	43,133	43,022	42,340
	Common Stock (3,451 shares)		3,451	984

	Total Investment		51,273	47,825

Dryden XVIII Leveraged	Class B Notes (8.0%, Due 10/19)	9,000	7,728	4,535
Loan 2007 Limited(4)	Income Notes (16.0%)(11)		22,080	17,477
(CLO)

	Total Investment		29,808	22,012

Dynamic India Fund IV(4)(5)	Equity Interests		9,350	8,966
(Private Equity Fund)

	Total Investment		9,350	8,966

EarthColor, Inc.	Subordinated Debt (15.0%,	123,819	123,385	77,243
(Business Services)	Due 11/13)(6)
	Common Stock (63,438 shares)(12)		63,438	—
	Warrants(12)		—	—

	Total Investment		186,823	77,243

eCentury Capital Partners, L.P.(5)	Limited Partnership Interest		7,274	1,431
(Private Equity Fund)

	Total Investment		7,274	1,431

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
eInstruction Corporation	Subordinated Debt (12.6%,	$33,931	$33,795	$31,670
(Education Services)	Due 7/14–1/15)
	Common Stock (2,406 shares)		2,500	1,700

	Total Investment		36,295	33,370

Farley's & Sathers Candy Company, Inc.	Subordinated Debt (10.1%, Due 3/11)	2,500	2,493	2,365
(Consumer Products)

	Total Investment		2,493	2,365

FCP-BHI Holdings, LLC	Subordinated Debt (12.0%, Due 9/13)	27,284	27,191	25,640
d/b/a Bojangles'	Equity Interests		1,029	1,700
(Retail)

	Total Investment		28,220	27,340

Fidus Mezzanine Capital, L.P.(5)	Limited Partnership Interest		9,597	6,754
(Private Equity Fund)

	Total Investment		9,597	6,754

Freedom Financial Network, LLC	Subordinated Debt (13.5%, Due 2/14)	13,000	12,945	12,811
(Financial Services)

	Total Investment		12,945	12,811

Geotrace Technologies, Inc.	Warrants		2,027	3,000
(Energy Services)

	Total Investment		2,027	3,000

Gilchrist & Soames, Inc.	Subordinated Debt (13.4%, Due 10/13)	25,800	25,660	24,692
(Consumer Products)

	Total Investment		25,660	24,692

Havco Wood Products LLC	Equity Interests		910	400
(Industrial Products)

	Total Investment		910	400

Higginbotham Insurance Agency, Inc.	Subordinated Debt (13.7%,	53,305	53,088	53,088
(Business Services)	Due 8/13–8/14)
	Common Stock (23,695 shares)(12)		23,695	27,335
	Warrant(12)		—	—

	Total Investment		76,783	80,423

The Hillman Companies, Inc.(3)	Subordinated Debt (10.0%, Due 9/11)	44,580	44,491	44,345
(Consumer Products)

	Total Investment		44,491	44,345

The Homax Group, Inc.	Senior Loan (7.2%, Due 10/12)	11,785	11,742	10,689
(Consumer Products)	Subordinated Debt (14.5%, Due 4/14)	14,000	13,371	12,859
	Preferred Stock (76 shares)		76	—
	Common Stock (24 shares)		5	—
	Warrants		954	—

	Total Investment		26,148	23,548

Ideal Snacks Corporation	Senior Loan (5.3%, Due 6/10)	1,496	1,496	1,438
(Consumer Products)

	Total Investment		1,496	1,438

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Kodiak Fund LP(5)	Equity Interests		$9,422	$900
(Private Equity Fund)

	Total Investment		9,422	900

Market Track Holdings, LLC	Senior Loan (8.0%, Due 6/14)	$2,500	2,450	2,352
(Business Services)	Subordinated Debt (15.9%, Due 6/14)	24,600	24,488	23,785

	Total Investment		26,938	26,137

NetShape Technologies, Inc.	Senior Loan (5.3%, Due 2/13)	382	382	346
(Industrial Products)

	Total Investment		382	346

Network Hardware Resale, Inc.	Unitranche Debt (12.5%, Due 12/11)	18,734	18,809	18,703
(Business Services)	Convertible Subordinated Debt
	(9.8%, Due 12/15)	14,533	14,585	14,585

	Total Investment		33,394	33,288

Novak Biddle Venture Partners III, L.P.(5)	Limited Partnership Interest		2,018	1,349
(Private Equity Fund)

	Total Investment		2,018	1,349

Oahu Waste Services, Inc.	Stock Appreciation Rights		206	750
(Business Services)

	Total Investment		206	750

Pangaea CLO 2007-1 Ltd.(4)	Class D Notes (9.2%, Due 10/21)	15,000	11,761	7,114
(CLO)

	Total Investment		11,761	7,114

PC Helps Support, LLC	Senior Loan (4.8%, Due 12/13)	8,610	8,520	8,587
(Business Services)	Subordinated Debt (13.3%, Due 12/13)	28,136	28,009	28,974

	Total Investment		36,529	37,561

Performant Financial Corporation	Common Stock (478,816 shares)		734	200
(Business Services)

	Total Investment		734	200

Peter Brasseler Holdings, LLC	Equity Interests		3,451	2,900
(Business Services)

	Total Investment		3,451	2,900

PharMEDium Healthcare Corporation	Senior Loan (4.3%, Due 10/13)	1,910	1,910	1,747
(Healthcare Services)

	Total Investment		1,910	1,747

Postle Aluminum Company, LLC	Unitranche Debt (13.0%,	58,953	58,744	9,978
(Industrial Products)	Due 10/12)(6)
	Equity Interests		2,174	—

	Total Investment		60,918	9,978

Pro Mach, Inc.	Subordinated Debt (12.5%, Due 6/12)	14,616	14,573	14,089
(Industrial Products)	Equity Interests		1,294	1,900

	Total Investment		15,867	15,989

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
Promo Works, LLC	Unitranche Debt (12.3%, Due 12/11)	$23,111	$22,954	$21,266
(Business Services)

	Total Investment		22,954	21,266

Reed Group, Ltd.	Senior Loan (7.6%, Due 12/13)	12,893	12,758	11,502
(Healthcare Services)	Subordinated Debt (13.8%, Due 12/13)	18,543	18,469	16,683
	Equity Interests		1,800	300

	Total Investment		33,027	28,485

S.B. Restaurant Company	Unitranche Debt (9.8%, Due 4/11)	36,501	36,295	34,914
(Retail)	Preferred Stock (46,690 shares)		117	117
	Warrants		534	—

	Total Investment		36,946	35,031

Snow Phipps Group, L.P.(5)	Standby Letters of Credit ($2,465)		4,785	4,374
(Private Equity Fund)	Limited Partnership Interest

	Total Investment		4,785	4,374

SPP Mezzanine Funding II, L.P.(5)	Limited Partnership Interest		9,362	9,269
(Private Equity Fund)

	Total Investment		9,362	9,269

STS Operating, Inc.	Subordinated Debt (11.0%, Due 1/13)	30,386	30,296	29,745
(Industrial Products)

	Total Investment		30,296	29,745

Summit Energy Services, Inc.	Subordinated Debt (11.6%, Due 8/13)	35,730	35,547	32,113
(Business Services)	Common Stock (415,982 shares)		1,861	1,900

	Total Investment		37,408	34,013

Tank Intermediate Holding Corp.	Senior Loan (7.1%, Due 9/14)	30,514	29,539	25,937
(Industrial Products)

	Total Investment		29,539	25,937

Tappan Wire & Cable Inc.	Unitranche Debt (15.0%, Due 8/14)	22,346	22,248	15,625
(Business Services)	Common Stock (12,940 shares)(12)		2,043	—
	Warrant(12)		—	—

	Total Investment		24,291	15,625

The Step2 Company, LLC	Unitranche Debt (11.0%, Due 4/12)	95,083	94,816	90,474
(Consumer Products)	Equity Interests		2,156	1,161

	Total Investment		96,972	91,635

Tradesmen International, Inc.	Subordinated Debt (12.0%, Due 12/12)	40,000	39,586	37,840
(Business Services)

	Total Investment		39,586	37,840

TransAmerican Auto Parts, LLC	Subordinated Debt (16.3%,	24,561	24,409	—
(Consumer Products)	Due 11/12)(6)
	Equity Interests		1,034	—

	Total Investment		25,443	—

Trover Solutions, Inc.	Subordinated Debt (12.0%, Due 11/12)	60,054	59,847	57,362
(Business Services)

	Total Investment		59,847	57,362

Private Finance Portfolio Company	Investment(1)(2)	Principal	Cost	Value
United Road Towing, Inc.	Subordinated Debt (12.1%, Due 1/14)	$20,000	$19,915	$20,000
(Consumer Services)

	Total Investment		19,915	20,000

Venturehouse-Cibernet Investors, LLC	Equity Interest		—	—
(Business Services)

	Total Investment		—	—

VICORP Restaurants, Inc.	Warrants		33	—
(Retail)

	Total Investment		33	—

WMA Equity Corporation and Affiliates	Subordinated Debt (16.8%, Due 4/13–4/14)(6)	139,455	138,559	63,823
d/b/a Wear Me Apparel	Common Stock (86 shares)		39,721	—
(Consumer Products)

	Total Investment		178,280	63,823

Webster Capital II, L.P.(5)	Limited Partnership Interest		1,702	1,481
(Private Equity Fund)

	Total Investment		1,702	1,481

Woodstream Corporation	Subordinated Debt (12.0%, Due 2/15)	90,000	89,633	83,258
(Consumer Products)	Common Stock (6,960 shares)		6,961	2,500

	Total Investment		96,594	85,758

York Insurance Services Group, Inc.	Common Stock (12,939 shares)		1,294	1,700
(Business Services)

	Total Investment		1,294	1,700

Other companies	Other debt investments	155	74	72
	Other equity investments		30	8

	Total Investment		104	80

	Total companies less than 5% owned		$2,317,856	$1,858,581

	Total private finance (138 portfolio investments)		$4,877,392	$3,399,063

Commercial Real Estate Finance
(in thousands, except number of loans)

			December 31, 2008
	Stated Interest Rate Ranges	Number of Loans
			Cost	Value
Commercial Mortgage Loans
	Up to 6.99%	4	$30,999	$30,537
	7.00% - 8.99%	1	644	580
	9.00% - 10.99%	1	6,465	6,465
	11.00% - 12.99%	1	10,469	9,391
	15.00% and above	2	3,970	6,529

Total commercial mortgage loans(13)			$52,547	$53,502

Real Estate Owned			$18,201	$20,823

Equity Interests(2)—Companies more than 25% owned			$14,755	$19,562
Guarantees ($6,871)
Standby Letter of Credit ($650)
Total commercial real estate finance			$85,503	$93,887

Total portfolio			$4,962,895	$3,492,950

	Yield	Cost	Value
Investments in Money Market and Other Securities
SEI Daily Income Tr Prime Obligation Money Market Fund	0.9%	$5	$5
Columbia Treasury Reserves Fund	—	12	12
Other Money Market Funds	—	270	270

Total		$287	$287

(1)
Interest rates represent the weighted average annual stated interest rate on loans and debt securities, which are presented by nature of indebtedness for a single issuer. The maturity dates represent the earliest and the latest maturity dates.

(2)
Common stock, preferred stock, warrants, options, and equity interests are generally non-income producing and restricted.

(3)
Public company.

(4)
Non-U.S. company or principal place of business outside the U.S.

(5)
Non-registered investment company.

(6)
Loan or debt security is on non-accrual status and therefore is considered non-income producing.

(7)
Avborne, Inc. and Avborne Heavy Maintenance, Inc. are affiliated companies.

(8)
Crescent Equity Corp. holds investments in Crescent Hotels & Resorts, LLC and affiliates.

(10)
The fund is managed by Callidus Capital, a portfolio company of Allied Capital.

(11)
Represents the effective interest yield earned on the cost basis of these preferred equity investments and income notes. The yield is included in interest income in the consolidated statement of operations.

(12)
Common stock is non-voting. In addition to non-voting stock ownership, the Company has an option to acquire a majority of the voting securities of the portfolio company at fair market value.

(13)
Commercial mortgage loans totaling $7.7 million at value were on non-accrual status and therefore were considered non-income producing.

The accompanying notes are an integral part of these consolidated financial statements.

 ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Organization and Other Matters

        Allied Capital Corporation, a Maryland corporation, is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"). Allied Capital Corporation ("ACC") has a real estate investment trust subsidiary, Allied Capital REIT, Inc. ("Allied REIT"), and several subsidiaries that are single member limited liability companies established for specific purposes including holding real estate properties. ACC also has a subsidiary, A.C. Corporation ("AC Corp"), that generally provides diligence and structuring services, as well as transaction, management, consulting, and other services, including underwriting and arranging senior loans, to the Company, its portfolio companies and its managed funds.

        ACC and its subsidiaries, collectively, are referred to as the "Company." The Company consolidates the results of its subsidiaries for financial reporting purposes.

        Pursuant to Accounting Standards Codification ("ASC") Topic 810, "Consolidations," the financial results of the Company's portfolio investments are not consolidated in the Company's financial statements. Portfolio investments are held for purposes of deriving investment income and future capital gains.

        The investment objective of the Company is to achieve current income and capital gains. In order to achieve this objective, the Company has primarily invested in debt and equity securities of private companies in a variety of industries.

        On October 26, 2009, the Company and Ares Capital Corporation, ("Ares Capital") announced a strategic business combination in which ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital Corporation ("Merger Sub") would merge with and into Allied Capital and, immediately thereafter, Allied Capital would merge with and into Ares Capital. If the merger of Merger Sub into Allied Capital is completed, holders of Allied Capital common stock will have a right to receive 0.325 shares of Ares Capital common stock for each share of Allied Capital common stock held immediately prior to such merger. In connection with such merger, Ares Capital expects to issue a maximum of approximately 58.3 million shares of its common stock (assuming that holders of all "in-the-money" Allied Capital stock options elect to be cashed out), subject to adjustment in certain limited circumstances. The closing of the merger is subject to the receipt of shareholder approvals from Allied Capital and Ares Capital shareholders, and other closing conditions. Allied Capital is holding a special meeting of its stockholders on March 26, 2010, at which Allied Capital stockholders will be asked to vote on the approval of the merger and the merger agreement described in the proxy statement dated February 11, 2010. Approval of the merger and the merger agreement requires the affirmative vote of two-thirds of Allied Capital's outstanding shares entitled to vote on the matter. The completion of the merger with Ares Capital is dependent on a number of conditions being satisfied or, where legally permissible, waived.

Note 2.  Summary of Significant Accounting Policies

  Basis of Presentation

        The consolidated financial statements include the accounts of ACC and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to the 2008 and 2007 balances to conform with the 2009 financial statement presentation.

        In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles," which was primarily codified into ASC Topic 105, "Generally Accepted Accounting Standards." This standard is the single source of authoritative non-governmental U.S. generally accepted accounting principles ("GAAP"), superseding existing FASB, American Institute of Certified Public Accountants ("AICPA"), Emerging Issues Task Force ("EITF"), and related accounting literature. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. This guidance is effective for financial statements issued for reporting periods that end after September 15, 2009. This guidance impacts the Company's consolidated financial statements and related disclosures as all references to authoritative literature reflect the newly adopted codification.

        The private finance portfolio and the interest and related portfolio income and net realized gains (losses) on the private finance portfolio are presented in three categories: companies more than 25% owned, which represent portfolio companies where the Company directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company or where the Company controls the portfolio company's board of directors and, therefore, are deemed controlled by the Company under the 1940 Act; companies owned 5% to 25%, which represent portfolio companies where the Company directly or indirectly owns 5% to 25% of the outstanding voting securities of such portfolio company or where the Company holds one or more seats on the portfolio company's board of directors and, therefore, are deemed to be an affiliated person under the 1940 Act; and companies less than 5% owned which represent portfolio companies where the Company directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where the Company has no other affiliations with such portfolio company. The interest and related portfolio income and net realized gains (losses) from the commercial real estate finance portfolio and other sources, including investments in money market and other securities, are included in the companies less than 5% owned category on the consolidated statement of operations.

        In the ordinary course of business, the Company enters into transactions with portfolio companies that may be considered related party transactions.

        The Company, as a BDC, has invested in illiquid securities including debt and equity securities of portfolio companies, CLO bonds and preferred shares/income notes, CDO bonds and investment funds. The Company's investments may be subject to certain restrictions on resale and generally have no established trading market. The Company values substantially all of its investments at fair value as determined in good faith by the Board of Directors in accordance with the Company's valuation policy and the provisions of the 1940 Act and ASC Topic 820 "Financial Instruments," which includes the codification of FASB Statement No. 157, Fair Value Measurements and related interpretations. The Company determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. The Company's valuation policy considers the fact that no ready market exists for substantially all of the securities in which it invests and that fair value for its investments must typically be determined using unobservable inputs. The Company's valuation policy is intended to provide a consistent basis for determining the fair value of the portfolio.

        The Company adopted the standards in ASC Topic 820 on a prospective basis in the first quarter of 2008. These standards require the Company to assume that the portfolio investment is to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with the standards, the Company has considered its principal market, or the market in which the Company exits its portfolio investments with the greatest volume and level of activity.

        The Company has determined that for its buyout investments, where the Company has control or could gain control through an option or warrant security, both the debt and equity securities of the portfolio investment would exit in the merger and acquisition ("M&A") market as the principal market generally through a sale or recapitalization of the portfolio company. The Company believes that the in-use premise of value (as defined in ASC Topic 820), which assumes the debt and equity securities are sold together, is appropriate as this would provide maximum proceeds to the seller. As a result, the Company uses the enterprise value methodology to determine the fair value of these investments. Enterprise value means the entire value of the company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. Enterprise value is determined using various factors, including cash flow from operations of the portfolio company, multiples at which private companies are bought and sold, and other pertinent factors, such as recent offers to purchase a portfolio company, recent transactions involving the purchase or sale of the portfolio company's equity securities, liquidation events, or other events. The Company allocates the enterprise value to these securities in order of the legal priority of the securities.

        While the Company typically exits its securities upon the sale or recapitalization of the portfolio company in the M&A market, for investments in portfolio companies where the Company does not have control or the ability to gain control through an option or warrant security, the Company cannot typically control the exit of its investment into its principal market (the M&A market). As a result, in accordance with ASC Topic 820, the Company is required to determine the fair value of these investments assuming a sale of the individual investment (the in-exchange premise of value) in a hypothetical market to a hypothetical market participant. The Company continues to perform an enterprise value analysis for the investments in this category to assess the credit risk of the loan or debt security and to determine the fair value of its equity investment in these portfolio companies. The determined equity values are generally discounted when the Company has a minority ownership position, restrictions on resale, specific concerns about the receptivity of the capital markets to a specific company at a certain time, or other factors. For loan and debt securities, the Company performs a yield analysis assuming a hypothetical current sale of the investment. The yield analysis requires the Company to estimate the expected repayment date of the instrument and a market participant's required yield. The Company's estimate of the expected repayment date of a loan or debt security may be shorter than the legal maturity of the instruments as the Company's loans historically have been repaid prior to the maturity date. The yield analysis considers changes in interest rates and changes in leverage levels of the loan or debt security as compared to market interest rates and leverage levels. Assuming the credit quality of the loan or debt security remains stable, the Company will use the value determined by the yield analysis as the fair value for that security. A change in the assumptions that the Company uses to estimate the fair value of its loans and debt securities using a yield analysis could have a material impact on the determination of fair value. If there is deterioration in credit quality or a loan or debt security is in workout status, the Company may consider other factors in determining the fair value of a loan or debt security, including the value attributable to the loan or debt security from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis.

        The Company's equity investments in private debt and equity funds are generally valued based on the amount that the Company believes would be received if the investments were sold and consider the fund's net asset value, observable transactions and other factors. The value of the Company's equity securities in public companies for which quoted prices in an active market are readily available is based on the closing public market price on the measurement date.

        The fair value of the Company's CLO bonds and preferred shares/income notes and CDO bonds ("CLO/CDO Assets") is generally based on a discounted cash flow model that utilizes prepayment, re-investment, loss and ratings assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for similar bonds and preferred shares/ income notes, when available. The Company recognizes unrealized appreciation or depreciation on its CLO/CDO Assets as comparable yields in the market change and/or based on changes in estimated cash flows resulting from changes in prepayment, re-investment, loss or ratings assumptions in the underlying collateral pool, or changes in redemption assumptions for the CLO/CDO Assets, if applicable. The Company determines the fair value of its CLO/CDO Assets on an individual security-by-security basis.

        The Company records unrealized depreciation on investments when it determines that the fair value of a security is less than its cost basis, and records unrealized appreciation when it determines that the fair value is greater than its cost basis. Because of the inherent uncertainty of valuation, the values determined at the measurement date may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the values determined at the measurement date. In accordance with ASC Topic 820 (discussed below), the Company does not consider a transaction price that is associated with a transaction that is not orderly to be indicative of fair value or market participant risk premiums, and accordingly would place little, if any, weight on transactions that are not orderly in determining fair value. When considering recent potential or completed transactions, the Company uses judgment in determining if such offers or transactions were pursuant to an orderly process for purposes of determining how much weight is placed on these data points in accordance with the applicable guidelines in ASC Topic 820.

  Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

        Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the cost basis of the investment without regard to unrealized appreciation or depreciation previously recognized, and include investments charged off during the period, net of recoveries. Net change in unrealized appreciation or depreciation primarily reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized. Net change in unrealized appreciation or depreciation also reflects the change in the value of U.S. Treasury bills, when applicable, and depreciation on accrued interest and dividends receivable and other assets where collection is doubtful.

  Interest and Dividend Income

        Interest income is recorded on an accrual basis to the extent that such amounts are expected to be collected. For loans and debt securities with contractual payment-in-kind interest, which represents contractual interest accrued and added to the loan balance that generally becomes due at maturity, the Company will not accrue payment-in-kind interest if the portfolio company valuation indicates that the payment-in-kind interest is not collectible. In general, interest is not accrued on loans and debt securities if the Company has doubt about interest collection or where the enterprise value of the portfolio company may not support further accrual. Interest may not accrue on loans or debt securities to portfolio companies that are more than 50% owned by the Company depending on such company's capital requirements.

        When the Company receives nominal cost warrants or free equity securities ("nominal cost equity"), the Company allocates its cost basis in its investment between its debt securities and its nominal cost equity at the time of origination. At that time, the original issue discount basis of the nominal cost equity is recorded by increasing the cost basis in the equity and decreasing the cost basis in the related debt securities. Loan origination fees, original issue discount, and market discount are capitalized and then amortized into interest income using a method that approximates the effective interest method. Upon the prepayment of a loan or debt security, any unamortized loan origination fees are recorded as interest income and any unamortized original issue discount or market discount is recorded as a realized gain.

        The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield is computed as of the balance sheet date.

        The Company recognizes interest income on the CLO preferred shares/income notes using the effective interest method, based on the anticipated yield that is determined using the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated cash flows due to changes in prepayments and/or re-investments, credit losses, ratings or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield over the remaining life of the preferred shares/income notes from the date the estimated yield was changed. CLO and CDO bonds have stated interest rates. The weighted average yield on the CLO/CDO Assets is calculated as the (a) annual stated interest or the effective interest yield on the accruing bonds or the effective yield on the preferred shares/income notes, divided by (b) CLO/CDO Assets at value. The weighted average yields are computed as of the balance sheet date.

        Dividend income on preferred equity securities is recorded as dividend income on an accrual basis to the extent that such amounts are expected to be collected and to the extent that the Company has the option to receive the dividend in cash. Dividend income on common equity securities is recorded on the record date for private companies or on the ex-dividend date for publicly traded companies.

  Fee Income

        Fee income includes fees for loan prepayment premiums, guarantees, commitments, and services rendered by the Company to portfolio companies and other third parties such as diligence, structuring, transaction services, management and consulting services, and other services. Loan prepayment premiums are recognized at the time of prepayment. Guaranty and commitment fees are generally recognized as income over the related period of the guaranty or commitment, respectively. Diligence, structuring, and transaction services fees are generally recognized as income when services are rendered or when the related transactions are completed. Management, consulting and other services fees, including fund management fees, are generally recognized as income as the services are rendered. Fees are not accrued if the Company has doubt about the collection of those fees.

  Cash and Cash Equivalents

        Cash and cash equivalents represents unrestricted cash and highly liquid securities with original maturities of 90 days or less.

  Guarantees

        Guarantees meeting the characteristics described in ASC Topic 460,"Guarantees" and issued or modified after December 31, 2002, are recognized at fair value at inception. Guarantees made on behalf of portfolio companies are considered in determining the fair value of the Company's investments. See Note 5.

  Financing Costs

        Debt financing costs are based on actual costs incurred in obtaining debt financing and generally are deferred and amortized as part of interest expense over the term of the related debt instrument using a method that approximates the effective interest method. Costs associated with the issuance of common stock are recorded as a reduction to the proceeds from the sale of common stock. Financing costs generally include underwriting, accounting and legal fees, and printing costs.

  Dividends to Shareholders

        Dividends to shareholders are recorded on the ex-dividend date.

  Stock Compensation Plans

        The Company has a stock-based employee compensation plan. See Note 9. Effective January 1, 2006, the Company adopted the provisions of FASB Statement No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"), which was primarily codified into ASC Topic 718, "Compensation—Stock Compensation." These standards were adopted using the modified prospective method of application, which required the Company to recognize compensation costs on a prospective basis beginning January 1, 2006. Accordingly, the Company did not restate prior year financial statements. Under this method, the unamortized cost of previously awarded options that were unvested as of January 1, 2006, is recognized over the remaining service period in the statement of operations beginning in 2006, using the fair value amounts determined for pro forma disclosure under these standards. With respect to options granted on or after January 1, 2006, compensation cost based on estimated grant date fair value is recognized over the related service period in the consolidated statement of operations. The stock option expense for the years ended December 31, 2009, 2008 and 2007, was as follows:

($ in millions, except per share amounts)	2009	2008	2007
Employee Stock Option Expense:
Options granted:
Previously awarded, unvested options as of January 1, 2006	$—	$3.9	$10.1
Options granted on or after January 1, 2006	3.4	7.9	10.7

Total options granted	3.4	11.8	20.8
Options cancelled in connection with tender offer (see Note 9)	—	—	14.4

Total employee stock option expense	$3.4	$11.8	$35.2

Per basic share	$0.02	$0.07	$0.23
Per diluted share	$0.02	$0.07	$0.23

        In addition to the employee stock option expense for options granted, administrative expense included $0.1 million, $0.1 million and $0.2 million of expense for each of the years ended December 31, 2009, 2008 and 2007, respectively, related to options granted to directors during each year. Options were granted to non-officer directors in the second quarters of 2009, 2008 and 2007. Options granted to non-officer directors vest on the grant date and therefore, the full expense is recorded on the grant date.

        Options Granted.    The stock option expense shown in the tables above were based on the underlying value of the options granted by the Company. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model and expensed over the vesting period. The following weighted average assumptions were used to calculate the fair value of options granted during the years ended December 31, 2009, 2008, and 2007:

	2009	2008	2007
Expected term (in years)	3.0	5.0	5.0
Risk-free interest rate	1.3%	2.8%	4.6%
Expected volatility	105.0%	27.8%	26.4%
Dividend yield	32.5%	8.5%	8.9%
Weighted average fair value per option	$0.21	$2.18	$2.96

        The expected term of the options granted represents the period of time that such options are expected to be outstanding. To determine the expected term of the options, the Company used historical data to estimate option exercise time frames, including considering employee terminations. The risk free rate was based on the U.S. Treasury bond yield curve at the date of grant consistent with the expected term. Expected volatilities were determined based on the historical volatility of the Company's common stock over a historical time period consistent with the expected term. The dividend yield was determined based on the Company's historical dividend yield over a historical time period consistent with the expected term.

        To determine the stock options expense for options granted, the calculated fair value of the options granted is applied to the options granted, net of assumed future option forfeitures. The Company estimates that the employee-related stock option expense for outstanding unvested options as of December 31, 2009, will be approximately $3.9 million, $3.9 million and $0.0 million for the years ended December 31, 2010, 2011 and 2012, respectively. This estimate does not include any expense related to stock option grants after December 31, 2009, as the fair value of those stock options will be determined at the time of grant. This estimate may change if the Company's assumptions related to future option forfeitures change. The aggregate total stock option expense remaining as of December 31, 2009, is expected to be recognized over an estimated weighted-average period of 1.46 years.

        Options Cancelled in Connection with Tender Offer.    As discussed in Note 9, the Company completed a tender offer in July 2007, whereby the Company accepted for cancellation 10.3 million vested options held by employees and non-officer directors of the Company in exchange for an option cancellation payment ("OCP"). The OCP was equal to the "in-the-money" value of the stock options cancelled, determined using the Weighted Average Market Price of $31.75, and was paid one-half in cash and one-half in unregistered shares of the Company's common stock. In accordance with the terms of the tender offer, the Weighted Average Market Price represented the volume weighted average price of the Company's common stock over the fifteen trading days preceding the first day of the offer period, or June 20, 2007. Because the Weighted Average Market Price at the commencement of the tender offer on June 20, 2007, was higher than the market price of the Company's common stock at the close of the offer on July 18, 2007, ASC Topic 718 required the Company to record a non-cash employee-related stock option expense of $14.4 million and administrative expense related to stock options cancelled that were held by non-officer directors of $0.4 million. The same amounts were recorded as an increase to additional paid-in capital and, therefore, had no effect on the Company's net asset value. The portion of the OCP paid in cash of $52.8 million reduced the Company's additional paid-in capital and therefore reduced the Company's net asset value. For income tax purposes, the Company's tax deduction resulting from the OCP will be similar to the tax deduction that would have resulted from an exercise of stock options in the market. Any tax deduction for the Company resulting from the OCP or an exercise of stock options in the market is limited by Section 162(m) of the Internal Revenue Code ("Code").

  Federal and State Income Taxes and Excise Tax

        The Company has complied with the requirements of the Code that are applicable to regulated investment companies ("RIC") and real estate investment trusts ("REIT"). ACC and any subsidiaries that qualify as a RIC or a REIT intend to distribute or retain through a deemed distribution all of their annual taxable income to shareholders; therefore, the Company has made no provision for income taxes exclusive of excise taxes for these entities.

        If the Company does not distribute at least 98% of its annual taxable income in the year earned, the Company will generally be required to pay an excise tax equal to 4% of the amount by which 98% of the Company's annual taxable income exceeds the distributions from such taxable income during the year earned. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, the Company accrues excise taxes on estimated excess taxable income as taxable income is earned using an annual effective excise tax rate. The annual effective excise tax rate is determined by dividing the estimated annual excise tax by the estimated annual taxable income.

        Income taxes for AC Corp are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  Per Share Information

        Basic earnings per common share is calculated using the weighted average number of common shares outstanding for the year presented. Diluted earnings per common share reflects the potential dilution that could occur if options to issue common stock were exercised into common stock. Earnings per share is computed after subtracting dividends on preferred shares, if any.

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

        The consolidated financial statements include portfolio investments at value of $2.1 billion and $3.5 billion at December 31, 2009 and 2008, respectively. At December 31, 2009 and 2008, 80% and 94%, respectively, of the Company's total assets represented portfolio investments whose fair values have been determined by the Board of Directors in good faith in the absence of readily available market values. Because of the inherent uncertainty of valuation, the Board of Directors' determined values may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.

  Recent Accounting Pronouncements

        Fair Value Measurements.    In September 2006, the FASB issued Statement No. 157, which was primarily codified into ASC Topic 820, defines fair value, and which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted this statement on a prospective basis beginning in the quarter ending March 31, 2008. The initial adoption of this statement did not have a material effect on the Company's consolidated financial statements.

        ASC Topic 820 also includes the codification of, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active ("FSP 157-3"). These provisions apply to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with ASC Topic 820. These provisions of ASC Topic 820 provide clarification in a market that is not active and provide an example to illustrate key considerations in determining the fair value. The Company has applied these provisions of ASC Topic 820 relating to determining the fair value of a financial asset when the market for that asset is not active in determining the fair value of its portfolio investments at December 31, 2009. The application of these provisions did not have a material impact on the Company's consolidated financial position or its results of operations.

        ASC Topic 820 also includes the codification of Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4), which was issued by the FASB in April 2009. These provisions provide guidance on how to determine the fair value of assets under ASC Topic 820 in the current economic environment and reemphasize that the objective of a fair value measurement remains an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. These provisions state that a transaction price that is associated with a transaction that is not orderly is not determinative of fair value or market-participant risk premiums and companies should place little, if any, weight (compared with other indications of fair value) on transactions that are not orderly when estimating fair value or market risk premiums.

        The Company adopted these provisions of ASC Topic 820 on a prospective basis beginning in the quarter ending March 31, 2009. The adoption of these provisions did not have a material effect on the Company's consolidated financial statements.

        Subsequent Events (SFAS 165). In May 2009, the FASB issued SFAS 165, which was primarily codified into ASC Topic 855, which establishes general standards for reporting events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. This standard requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued.

        The Company adopted these provisions of Topic 855 in the quarter ended June 30, 2009. The adoption of these provisions did not have a material impact on the Company's financial statements.

        Accounting for Transfers of Financial Assets (SFAS 166), which was codified into ASC Topic 860, Transfers and Servicing. In June 2009, the FASB issued SFAS 166, which changes the conditions for reporting a transfer of a portion of a financial asset as a sale and requires additional year-end and interim disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The implementation of SFAS 166 is not expected to have a material impact on the Company's financial statements.

        Amendments to FASB Interpretation No. 46(R) (SFAS 167), which will be codified into ASC Topic 810, Consolidation. In June 2009, the FASB issued SFAS 167, which amends the guidance on accounting for variable interest entities. SFAS 167 is effective for fiscal years beginning after November 15, 2009 and interim periods within that fiscal year. The Company has not completed the process of evaluating the impact of adopting this standard.

Note 3.  Portfolio

  Private Finance

        At December 31, 2009 and 2008, the private finance portfolio consisted of the following:

	2009			2008
($ in millions)	Cost	Value	Yield(1)	Cost	Value	Yield(1)
Loans and debt securities:
Senior loans	$534.7	$278.9	4.9%	$556.9	$306.3	5.6%
Unitranche debt(2)	420.5	360.4	12.9%	527.5	456.4	12.0%
Subordinated debt(3)	1,504.6	1,051.3	13.4%	2,300.1	1,829.1	12.9%

Total loans and debt securities(4)	2,459.8	1,690.6	11.9%	3,384.5	2,591.8	11.9%
Equity securities:
Preferred shares/income notes of CLOs(5)	242.9	86.4	8.0%	248.2	179.2	16.4%
Subordinated certificates in Senior Secured Loan Fund LLC(5)	—	—	—%	125.4	125.4	12.0%
Other equity securities	907.2	298.3		1,119.3	502.7

Total equity securities	1,150.1	384.7		1,492.9	807.3

Total	$3,609.9	$2,075.3		$4,877.4	$3,399.1

(1)
The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. At December 31, 2009 and 2008, senior loans included the senior secured loan to Ciena totaling $319.0 million and $319.0 million at cost, respectively, and $100.1 million and $104.9 million at value, respectively, which was placed on non-accrual on the purchase date.

The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yields are computed as of the balance sheet date. The effective interest yield on the CLO assets represents the yield used for recording interest income. The market yield used in the valuation of the CLO assets may be different than the interest yields.

The weighted average yield on the subordinated certificates in the Senior Secured Loan Fund LLC is computed as the (a) effective interest yield on the subordinated certificates divided by (b) total investment at value.

(2)
Unitranche debt is an investment that combines both senior and subordinated financing, generally in a first lien position.

(3)
Subordinated debt includes bonds in CLOs and in a CDO.

(4)
The total principal balance outstanding on loans and debt securities was $2,484.1 million and $3,418.0 million at December 31, 2009 and 2008, respectively. The difference between principal and cost primarily represents unamortized loan origination fees and costs, original issue discounts, and market discounts totaling $24.3 million and $33.5 million at December 31, 2009 and 2008, respectively.

(5)
Investments in the preferred shares/income notes of CLOs and the subordinated certificates in Senior Secured Loan Fund LLC earned a current return that is included in interest income in the accompanying consolidated statement of operations.

        The Company's private finance investment activity principally involves providing financing through privately negotiated debt and equity investments. The Company's private finance debt and equity investments generally are issued by private companies and generally are illiquid and may be subject to certain restrictions on resale.

        The Company's private finance debt investments generally are structured as loans and debt securities that carry a relatively high fixed rate of interest, which may be combined with equity features, such as conversion privileges, or warrants or options to purchase a portion of the portfolio company's equity at a pre-determined strike price, which generally is a nominal price for warrants or options in a private company. The annual stated interest rate is only one factor in pricing the investment relative to the Company's rights and priority in the portfolio company's capital structure, and will vary depending on many factors, including if the Company has received nominal cost equity or other components of investment return, such as loan origination fees or market discount. The stated interest rate may include some component of contractual payment-in-kind interest, which represents contractual interest accrued and added to the loan balance that generally becomes due at maturity.

        At December 31, 2009 and 2008, 79% and 85%, respectively of the private finance loans and debt securities had a fixed rate of interest and 21% and 15%, respectively, had a floating rate of interest. Senior loans may carry a fixed rate of interest or a floating rate of interest, set as a spread over prime or LIBOR, and may require payments of both principal and interest throughout the life of the loan. Senior loans generally have contractual maturities of three to six years and interest is generally paid to the Company monthly or quarterly. Unitranche debt generally carries a fixed rate of interest. Unitranche debt generally requires payments of both principal and interest throughout the life of the loan. Unitranche debt generally has contractual maturities of five to six years and interest generally is paid to the Company quarterly. Subordinated debt generally carries a fixed rate of interest generally with contractual maturities of five to ten years and generally has interest-only payments in the early years and payments of both principal and interest in the later years, although maturities and principal amortization schedules may vary. Interest on subordinated debt generally is paid to the Company quarterly.

        Equity securities primarily consist of securities issued by private companies and may be subject to certain restrictions on their resale and are generally illiquid. The Company may make equity investments for minority stakes in portfolio companies or may receive equity features, such as nominal cost warrants. The Company also may invest in the equity (preferred and/or voting or non-voting common) of a portfolio company where the Company's equity ownership may represent a significant portion of the equity, but may or may not represent a controlling interest. If the Company invests in non-voting equity in a buyout investment, the Company generally has the option to acquire a controlling stake in the voting securities of the portfolio company at fair market value. The Company may incur costs associated with making buyout investments that will be included in the cost basis of the Company's equity investment. These include costs such as legal, accounting and other professional fees associated with diligence, referral and investment banking fees, and other costs. Equity securities generally do not produce a current return, but are held with the potential for investment appreciation and ultimate gain on sale.

        Ciena Capital LLC.    Ciena Capital LLC (f/k/a Business Loan Express, LLC) ("Ciena") has provided loans to commercial real estate owners and operators. Ciena has been a participant in the Small Business Administration's 7(a) Guaranteed Loan Program and its wholly-owned subsidiary is licensed by the SBA as a Small Business Lending Company ("SBLC"). Ciena is headquartered in New York, NY.

        On September 30, 2008, Ciena voluntarily filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of New York (the Court). Ciena continues to service and manage its assets as a "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

        As a result of Ciena's decision to file for bankruptcy protection, the Company's unconditional guaranty of the obligations outstanding under Ciena's revolving credit facility became due and, in lieu of paying under our guarantee, the Company purchased the positions of the senior lenders under Ciena's revolving credit facility. As of December 31, 2009, the senior secured loan to Ciena had a cost basis of $319.0 million and a value of $100.1 million. The Company continues to guarantee the remaining principal balance of $5 million, plus related interest, fees and expenses payable to a third party bank. In connection with its continuing guaranty of the amounts held by this bank, the Company has agreed that the amounts owing to the bank under the Ciena revolving credit facility will be paid before any of the secured obligations of Ciena now owed to the Company.

        At December 31, 2009 and 2008, the Company's investment in Ciena was as follows:

	2009		2008
($ in millions)	Cost	Value	Cost	Value
Senior Loan	$319.0	$100.1	$319.0	$104.9
Class B Equity Interests(1)	119.5	—	119.5	—
Class C Equity Interests(1)	109.1	—	109.3	—

Total(2)	$547.6	$100.1	$547.8	$104.9

(1)
At December 31, 2009 and 2008, the Company held 100% of the Class B equity interests and 94.9% of the Class C equity interests.

(2)
In addition to the Company's investment in Ciena in the portfolio, the Company has amounts receivable from or related to Ciena that are included in other assets in the accompanying consolidated financial statements. See below.

        During the year ended December 31, 2009, the Company funded $97.4 million to support Ciena's term securitizations in lieu of draws under related standby letters of credit. This was required primarily as a result of the issuer of the letters of credit not extending maturing standby letters of credit that were issued under the Company's former revolving line of credit. The amounts funded were recorded as other assets in the accompanying consolidated balance sheet. At December 31, 2009 and 2008, other assets includes amounts receivable from or related to Ciena totaling $112.7 million and $15.4 million at cost and $1.9 million and $2.1 million at value, respectively. Net change in unrealized appreciation or depreciation included a net decrease of $102.0 million and $174.5 million for the years ended December 31, 2009 and 2007, respectively, related to the Company's investment in and receivables from Ciena. Net change in unrealized appreciation or depreciation for the year ended December 31, 2008, included a decrease in the Company's investment in Ciena totaling $296.0 million and the reversal of unrealized depreciation of $99.0 million associated with the realized loss on the sale of the Company's Class A equity interests.

        At December 31, 2009, the Company had no outstanding standby letters of credit issued under its former revolving line of credit. The Company has considered the letters of credit and the funding thereof in the valuation of Ciena at December 31, 2009.

        The Company's investment in Ciena was on non-accrual status, therefore the Company did not earn any interest and related portfolio income from its investment in Ciena for each of the years ended December 31, 2009 and 2008.

        At December 31, 2009, Ciena had one non-recourse SBA loan warehouse facility, which has reached its maturity date but remains outstanding. Ciena is working with the providers of the SBA loan warehouse facility with regard to the repayment of that facility. The Company has issued a performance guaranty whereby the Company agreed to indemnify the warehouse providers for any damages, losses, liabilities and related costs and expenses that they may incur as a result of Ciena's failure to perform any of its obligations as loan originator, loan seller or loan servicer under the warehouse facility.

        The Office of the Inspector General of the SBA (OIG) and the United States Secret Service are conducting ongoing investigations of allegedly fraudulently obtained SBA-guaranteed loans issued by Ciena.

        Ciena also is subject to other SBA and OIG audits, investigations, and reviews. In addition, the Office of the Inspector General of the U.S. Department of Agriculture is conducting an investigation of Ciena's lending practices under the Business and Industry Loan (B&I) program. The OIG and the U.S. Department of Justice are also conducting a civil investigation of Ciena's lending practices in various jurisdictions. The Company is unable to predict the outcome of these inquiries, and it is possible that third parties could try to seek to impose liability against the Company in connection with certain defaulted loans in Ciena's portfolio. These investigations, audits and reviews are ongoing.

        These investigations, audits, reviews, and litigation have had and may continue to have a material adverse impact on Ciena and, as a result, could continue to negatively affect the Company's financial results. The Company has considered Ciena's voluntary filing for bankruptcy protection, the letters of credit and the funding thereof current regulatory issues, ongoing investigations, and litigation in performing the valuation of Ciena at December 31, 2009 and 2008.

        Collateralized Loan Obligations ("CLOs") and Collateralized Debt Obligations ("CDOs").    At December 31, 2009 and 2008, the Company owned bonds and preferred shares/income notes in CLOs and bonds in a CDO as follows:

	2009			2008
($ in millions)	Cost	Value	Yield(1)	Cost	Value	Yield(1)
Bonds(2):
Callidus Debt Partners CDO Fund I, Ltd.	$29.0	$2.2	—%	$28.4	$10.1	39.4%
Callidus Debt Partners CLO Fund IV, Ltd.	2.2	1.7	20.2%	2.0	1.4	26.9%
Callidus Debt Partners CLO Fund VI, Ltd.	7.8	4.3	19.2%	7.1	3.9	26.1%
Callidus MAPS CLO Fund I LLC	17.0	11.7	8.4%	17.0	9.8	12.2%
Callidus MAPS CLO Fund II LLC	3.9	3.2	24.1%	3.6	3.0	30.2%
Dryden XVIII Leveraged Loan 2007 Limited	7.5	2.1	—%	7.7	4.5	20.5%
Knightsbridge CLO 2007-1 Ltd.(3)	18.7	11.4	15.3%	18.7	14.9	17.4%
Knightsbridge CLO 2008-1 Ltd.(3)	32.1	29.5	11.2%	31.4	31.4	10.2%
Pangaea CLO 2007-1 Ltd.	12.1	6.6	17.7%	11.8	7.1	25.0%

Total bonds	130.3	72.7	12.5%	127.7	86.1	18.5%
Preferred Shares/Income Notes:
Callidus Debt Partners CLO Fund III, Ltd.	20.1	4.1	—%	20.1	5.4	—%
Callidus Debt Partners CLO Fund IV, Ltd.	14.9	5.4	—%	14.6	10.6	18.1%
Callidus Debt Partners CLO Fund V, Ltd.	13.4	5.0	3.8%	13.4	10.3	21.3%
Callidus Debt Partners CLO Fund VI, Ltd.	29.1	5.0	—%	28.3	23.1	21.8%
Callidus Debt Partners CLO Fund VII, Ltd.	24.8	7.2	—%	24.0	15.4	17.9%
Callidus MAPS CLO Fund I LLC	38.5	14.1	—%	45.1	27.8	6.5%
Callidus MAPS CLO Fund II, Ltd.	17.8	6.3	7.1%	18.4	12.6	19.3%
Dryden XVIII Leveraged Loan 2007 Limited	23.2	2.4	—%	22.1	17.5	20.2%
Knightsbridge CLO 2007-1 Ltd.(3)	39.2	16.2	10.6%	40.9	35.2	17.4%
Knightsbridge CLO 2008-1 Ltd.(3)	21.9	20.7	22.1%	21.3	21.3	16.6%
Total preferred shares/income notes	242.9	86.4	8.0%	248.2	179.2	16.4%

Total	$373.2	$159.1		$375.9	$265.3

(1)
The weighted average yield is calculated as the (a) annual stated interest or the effective interest yield on the accruing bonds or the effective interest yield on the preferred shares/income notes, divided by (b) CLO and CDO assets at value. The yield on these debt and equity securities is included in interest income in the accompanying consolidated statement of operations.

The market yield used in the valuation of the CLO and CDO assets may be different than the interest yields shown above.

(2)
These securities are included in private finance subordinated debt.

(3)
These funds are managed by the Company through a wholly-owned subsidiary.

        The initial yields on the cost basis of the CLO preferred shares and income notes are based on the estimated future cash flows expected to be paid to these CLO classes from the underlying collateral assets. As each CLO preferred share or income note ages, the estimated future cash flows are updated based on the estimated performance of the underlying collateral assets, and the respective yield on the cost basis is adjusted as necessary. As future cash flows are subject to uncertainties and contingencies that are difficult to predict and are subject to future events that may alter current assumptions, no assurance can be given that the anticipated yields to maturity will be achieved.

        The bonds, preferred shares and income notes of the CLOs and CDO in which the Company has invested are junior in priority for payment of interest and principal to the more senior notes issued by the CLOs and CDO. Cash flow from the underlying collateral assets in the CLOs and CDO generally is allocated first to the senior bonds in order of priority, then any remaining cash flow generally is distributed to the preferred shareholders and income note holders. To the extent there are ratings downgrades, defaults and unrecoverable losses on the underlying collateral assets that result in reduced cash flows, the preferred shares/income notes will bear this loss first and then the subordinated bonds would bear any loss after the preferred shares/income notes. At both December 31, 2009 and 2008, the face value of the CLO and CDO assets held by the Company was subordinate to as much as 94% of the face value of the securities outstanding in these CLOs and CDO.

        At December 31, 2009 and 2008, based on information provided by the collateral managers, the underlying collateral assets of these CLO and CDO issuances, consisting primarily of senior corporate loans, were issued by 626 issuers and 658 issuers, respectively, and had principal balances as follows:

($ in millions)	2009	2008
Bonds	$229.3	$268.3
Syndicated loans	4,313.8	4,477.3
Cash(1)	156.2	89.6

Total underlying collateral assets(2)	$4,699.3	$4,835.2

(1)
Includes undrawn liability amounts.

(2)
At December 31, 2009 and 2008, the total face value of defaulted obligations was $148.6 million and $95.0 million, respectively, or approximately 3.5% and 2.0% respectively, of the total underlying collateral assets.

        Loans and Debt Securities on Non-Accrual Status.    At December 31, 2009 and 2008, private finance loans and debt securities at value not accruing interest were as follows:

($ in millions)	2009	2008
Loans and debt securities
Companies more than 25% owned	$177.1	$176.1
Companies 5% to 25% owned	16.0	—
Companies less than 5% owned	47.4	151.8

Total	$240.5	$327.9

        Industry and Geographic Compositions.    The industry and geographic compositions of the private finance portfolio at value at December 31, 2009 and 2008, were as follows:

	2009	2008
Industry
Business services	32%	36%
Consumer products	29	24
Financial services	9	6
CLO/CDO(1)	8	8
Consumer services	5	5
Industrial products	4	5
Education services	3	2
Healthcare services	3	2
Retail	3	5
Private debt funds	—	5
Other	4	2

Total	100%	100%

Geographic Region(2)
Mid-Atlantic	37%	41%
Midwest	32	28
Southeast	17	17
West	13	13
Northeast	1	1

Total	100%	100%

(1)
These funds primarily invest in senior corporate loans. Certain of these funds are managed by Callidus Capital, a portfolio company of Allied Capital.

(2)
The geographic region for the private finance portfolio depicts the location of the headquarters for the Company's portfolio companies. The portfolio companies may have a number of other locations in other geographic regions.

  Commercial Real Estate Finance

        At December 31, 2009 and 2008, the commercial real estate finance portfolio consisted of the following:

	2009			2008
($ in millions)	Cost	Value	Yield(1)	Cost	Value	Yield(1)
Commercial mortgage loans	$42.0	$35.4	5.1%	$52.5	$53.5	7.4%
Real estate owned	5.9	6.4		18.2	20.8
Equity interests	27.3	14.0		14.8	19.6

Total	$75.2	$55.8		$85.5	$93.9

(1)
The weighted average yield on the commercial mortgage loans is computed as the (a) annual stated interest on accruing loans plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans less the annual amortization of origination costs, divided by (b) total interest-bearing investments at value. The weighted average yield is computed as of the balance sheet date.

        Commercial Mortgage Loans and Equity Interests.    The commercial mortgage loan portfolio contains loans that were originated by the Company or were purchased from third-party sellers. At December 31, 2009, approximately 55% and 45% of the Company's commercial mortgage loan portfolio was composed of fixed and adjustable interest rate loans, respectively. At December 31, 2008, approximately 69% and 31% of the Company's commercial mortgage loan portfolio was composed of fixed and adjustable interest rate loans, respectively. At December 31, 2009 and 2008, loans with a value of $6.1 million and $7.7 million, respectively, were not accruing interest. Loans greater than 120 days delinquent generally do not accrue interest.

        Equity interests consist primarily of equity securities issued by privately owned companies that invest in single real estate properties. These equity interests may be subject to certain restrictions on their resale and are generally illiquid. Equity interests generally do not produce a current return, but are generally held in anticipation of investment appreciation and ultimate realized gain on sale.

        The property types and the geographic composition securing the commercial mortgage loans and equity interests at value at December 31, 2009 and 2008, were as follows:

	2009	2008
Property Type
Hospitality	60%	52%
Recreation	32	22
Office	6	15
Retail	—	9
Other	2	2

Total	100%	100%

Geographic Region
Southeast	41%	43%
West	33	26
Midwest	14	22
Northeast	12	9
Mid-Atlantic	—	—

Total	100%	100%

  Fair Value Measurements

        The Company, as a BDC, has invested in illiquid securities including debt and equity securities of portfolio companies, CLO bonds and preferred shares/income notes, CDO bonds and investment funds. The Company's investments may be subject to certain restrictions on resale and generally have no established trading market. The Company values substantially all of its investments at fair value as determined in good faith by the Board of Directors in accordance with the Company's valuation policy and the provisions of the Investment Company Act of 1940 and ASC Topic 820. The Company determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. The Company's valuation policy considers the fact that no ready market exists for substantially all of the securities in which it invests and that fair value for its investments must typically be determined using unobservable inputs.

        ASC Topic 820 establishes a fair value hierarchy that encourages the use of observable inputs, but allows for unobservable inputs when observable inputs do not exist. Inputs are classified into one of three categories:

  •
  Level 1—Quoted prices (unadjusted) in active markets for identical assets

  •
  Level 2—Inputs other than quoted prices that are observable to the market participant for the asset or quoted prices in a market that is not active

  •
  Level 3—Unobservable inputs

        When there are multiple inputs for determining the fair value of an investment, the Company classifies the investment in total based on the lowest level input that is significant to the fair value measurement.

        The Company has $381.0 million in investments in money market and other securities, which the Company has determined are Level 1 assets but are not presented in the Company's investment portfolio. Portfolio assets measured at fair value on a recurring basis by level within the fair value hierarchy at December 31, 2009, were as follows:

($ in millions)	Fair Value Measurement as of December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets at Fair Value:
Portfolio
Private finance:
Loans and debt securities	$1,690.6	$—	$—	$1,690.6
Preferred shares/income notes of CLOs	86.4	—	—	86.4
Other equity securities	298.3	—	—	298.3
Commercial real estate finance	55.8	—	—	55.8

Total portfolio	$2,131.1	$—	$—	$2,131.1

        The table below sets forth a summary of changes in the Company's assets measured at fair value using level 3 inputs.

		Private Finance
($ in millions)	Loans and Debt Securities	Preferred Shares/ Income Notes of CLOs	Subordinated Certificates in Senior Secured Fund LLC	Other Equity Securities	Commercial Real Estate Finance	Total
Balance at December 31, 2008	$2,591.8	$179.2	$125.4	$502.7	$93.9	$3,493.0
Total gains or losses
Net realized gains (losses)(1)	(247.8)	14.3	6.2	(115.3)	(3.7)	(346.3)
Net change in unrealized appreciation or depreciation(2)	23.4	(87.5)	—	7.7	(27.8)	(84.2)
Purchases, issuances, repayments and exits, net(3)	(676.8)	(19.6)	(131.6)	(96.8)	(6.6)	(931.4)
Transfers in and/or out of level 3	—	—	—	—	—	—

Balance at December 31, 2009	$1,690.6	$86.4	$—	$298.3	$55.8	$2,131.1

Net unrealized appreciation (depreciation) during the period relating to assets still held at the reporting date(2)	$(204.1)	$(87.5)	$—	$(85.1)	$(29.2)	$(405.9)

(1)
Includes net realized gains (losses) (recorded as realized gains or losses in the accompanying consolidated statement of operations), and amortization of discounts and closing points (recorded as interest income in the accompanying consolidated statement of operations).

(2)
Included in change in net unrealized appreciation or depreciation in the accompanying consolidated statement of operations. Net change in unrealized appreciation or depreciation includes net unrealized appreciation (depreciation) resulting from changes in portfolio investment values during the reporting period and the reversal of previously recorded unrealized appreciation or depreciation when associated gains or losses are realized. The net change in unrealized appreciation or depreciation in the consolidated statement of operations also includes the change in value of escrow and other receivables from portfolio companies that are included in other assets on the consolidated balance sheet.

(3)
Includes interest and dividend income reinvested through the receipt of a debt or equity security (payment-in-kind income) (recorded as interest and dividend income in the accompanying consolidated statement of operations).

  Managed Funds

        In addition to managing its own assets, the Company manages certain funds that also invest in the debt and equity securities of primarily private middle market companies in a variety of industries and broadly syndicated senior secured loans. At December 31, 2009, the Company had six separate funds under its management (together, the "Managed Funds") for which the Company may earn management or other fees for the Company's services. In some cases, the Company has invested in the equity of these funds, along with other third parties, from which the Company may earn a current return and/or a future incentive allocation.

        In the first quarter of 2009, the Company completed the acquisition of the management contracts of three middle market senior debt CLOs (together, the Emporia Funds) and certain other related assets for approximately $11 million (subject to post-closing adjustments). The acquired assets are included in other assets in the accompanying consolidated balance sheet and are being amortized over the life of the contracts. During the fourth quarter of 2009, the Company sold its investment, including its outstanding commitments and the provision of management services, in the Senior Secured Loan Fund LLC to Ares Capital, and the Company sold its investment, including the provision of management services, in the Allied Capital Senior Debt Fund, L.P. to Ivy Hill Asset Management, L.P., a portfolio company of Ares Capital.

        During the year ended December 31, 2009, the Company sold assets to certain of the Managed Funds for which it received proceeds of $9.7 million and the Company recognized a net realized gain of $6.3 million. During the year ended December 31, 2008, the Company sold assets to certain of the Managed Funds, for which it received proceeds of $383.0 million, respectively, and the Company recognized realized gains of $8.3 million.

        In addition to managing these funds, we hold certain investments in the Managed Funds as of December 31, 2009 and 2008 as follows:

		2009		2008
($ in millions) Name of Fund	Investment Description	Cost	Value	Cost	Value
Senior Secured Loan Fund LLC(1)	Subordinated Certificates and Equity Interests	$—	$—	$125.4	$125.4
Allied Capital Senior Debt Fund, L.P.(1)	Equity interests	—	—	31.8	31.8
Knightsbridge CLO 2007-1 Ltd.	Class E Notes and Income Notes	57.9	27.6	59.6	50.1
Knightsbridge CLO 2008-1 Ltd.	Class C Notes, Class D Notes, Class E Notes and Income Notes	54.0	50.2	52.7	52.7
AGILE Fund I, LLC	Equity Interests	0.6	0.4	0.7	0.5

Total		$112.5	$78.2	$270.2	$260.5

(1)
In the fourth quarter of 2009, the Company sold its investment, including its outstanding commitments and the provision of management services, in the Senior Secured Loan Fund LLC to Ares Capital, and the Company sold its investment, including the provision of management services, in the Allied Capital Senior Debt Fund, L.P. to Ivy Hill Asset Management, L.P., a portfolio company of Ares Capital.

Note 4.  Debt

        At December 31, 2009 and 2008, the Company had the following debt:

	2009					2008
($ in millions)	Facility Amount	Amount Drawn		Annual Interest Cost(1)		Facility Amount	Amount Drawn	Annual Interest Cost(1)
Notes payable:
Privately issued secured notes payable (formerly unsecured)	$673.2	$673.2	(5)	13.0%		$1,015.0	$1,015.0	7.8%
Publicly issued unsecured notes payable	745.5	745.5		6.7%		880.0	880.0	6.7%

Total notes payable	1,418.7	1,418.7		9.7%		1,895.0	1,895.0	7.3%
Bank secured term debt (former revolver)(4)	41.1	41.1		16.0	%(2)	632.5	50.0	4.3	%(2)

Total debt	$1,459.8	$1,459.8		9.8	%(3)	$2,527.5	$1,945.0	7.7	%(3)

(1)
The weighted average annual interest cost is computed as the (a) annual stated interest on the debt plus the annual amortization of commitment fees, other facility fees and amortization of debt financing costs and original issue discount that are recognized into interest expense over the contractual life of the respective borrowings, divided by (b) debt outstanding on the balance sheet date.

(2)
The annual interest cost reflects the interest rate payable for borrowings under the bank debt facility in effect at the balance sheet date. In addition to the current interest payable, there were annual costs of commitment fees, other facility fees and amortization of debt financing costs are $3.1 million and $8.5 million at December 31, 2009 and 2008, respectively.

(3)
The annual interest cost for total debt includes the annual cost of commitment fees, other facility fees and amortization of debt financing costs on the bank debt facility regardless of the amount outstanding on the facility as of the balance sheet date. The annual interest cost reflects the facilities in place on the balance sheet date.

(4)
At December 31, 2008, $460.2 million remained unused on the revolving line of credit, net of amounts committed for standby letters of credit of $122.3 million issued under the credit facility.

(5)
The notes payable on the consolidated balance sheet are shown net of OID of approximately $33.8 million as of December 31, 2009.

  Privately Issued Debt

        At December 31, 2009, the Company had outstanding privately issued notes (the "Notes") of $673.2 million and $41.1 million outstanding under its bank facility (the "Facility"). The Notes and the Facility were restructured on August 28, 2009. Beginning in January 2009, the Company engaged in discussions with the revolving line of credit lenders (the "Lenders") and the private noteholders (the "Noteholders") to seek relief under certain terms of both the Facility and the Notes due to certain covenant defaults. As of December 31, 2008, the Company's asset coverage was less than the 200% then required by the revolving credit facility and the private notes. Asset coverage generally refers to the percentage resulting from assets less accounts payable and other liabilities, divided by total debt.

        In connection with the restructuring, the Company granted the Noteholders and the Lenders a pari-passu blanket lien on a substantial portion of its assets, including a substantial portion of the assets of the Company's consolidated subsidiaries.

        The financial covenants applicable to the Notes and the Facility were modified as part of the restructuring. The Consolidated Debt to Consolidated Shareholders' Equity covenant and the Capital Maintenance covenant were both eliminated. The Asset Coverage ratio was set at 1.35:1 initially, increasing to 1.4:1 at June 30, 2010 and to 1.55:1 at June 30, 2011, and maintained at that level thereafter. A new covenant, Total Adjusted Assets to Secured Debt, was set at 1.75:1 initially, increasing to 2.0:1 at June 30, 2010 and to 2.25:1 at June 30, 2011, and maintained at that level thereafter. The ratio of Adjusted EBIT to Adjusted Interest Expense was set at 1.05:1 initially, decreasing to 0.95:1 at December 31, 2009, 0.80:1 at March 31, 2010 and 0.75:1 at June 30, 2010. The covenant will then be increased to 0.80:1 on December 31, 2010 and 0.95:1 on December 31, 2011 and maintained at that level thereafter.

        The Notes and Facility impose certain limitations on the Company's ability to incur additional indebtedness, including precluding the Company from incurring additional indebtedness unless its asset coverage of all outstanding indebtedness is at least 200%. Pursuant to the 1940 Act, the Company is not permitted to issue indebtedness unless immediately after such issuance the Company has asset coverage of all outstanding indebtedness of at least 200%. At December 31, 2009, the Company's asset coverage ratio was 180%, which is less than the 200% requirement. As a result, the Company will not be able to issue additional indebtedness until such time as its asset coverage returns to at least 200%.

        The Company is required to apply 50% of all net cash proceeds from asset sales to the repayment of the Notes and 6% of all net cash proceeds from asset sales to the repayment of the Facility, subject to certain conditions and exclusions. In the case of certain events of default, the Company would be required to apply 100% of all net cash proceeds from asset sales to the repayment of its secured lenders. Under the new agreements, subject to a limit and certain liquidity restrictions, the Company may repurchase its public debt; however, the Company is prohibited from repurchasing its common stock and may not pay dividends in excess of the minimum the Company reasonably believes is required to maintain its tax status as a regulated investment company. In addition, upon the occurrence of a change of control (as defined in the Note Agreement and Credit Agreement), the Noteholders have the right to be prepaid in full and the Company is required to repay in full all amounts outstanding under the Facility.

        The Note Agreement and Credit Agreement provide for customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, cross-defaults, bankruptcy events and failure to pay judgments. Certain of these events of default are subject to notice and cure periods or materiality thresholds. Pursuant to the terms of the Notes, the occurrence of an event of default generally permits the holders of more than 50% in principal amount of outstanding Notes to accelerate repayment of all amounts due thereunder. The occurrence of an event of default would generally permit the administrative agent for the lenders under the Facility, or the holders of more than 51% of the aggregate principal debt outstanding under the Facility, to accelerate repayment of all amounts outstanding thereunder. Pursuant to the Notes, during the continuance of an event of default, the rate of interest applicable to the Notes would increase by 200 basis points. Pursuant to the terms of the Facility, during the continuance of an event of default, the applicable spread on any borrowings outstanding under the Facility would increase by 200 basis points.

        Privately Issued Notes Payable.    The Company made principal payments on the Notes at and prior to the closing of the restructuring and had $841.0 million of Notes outstanding following the closing of the restructuring.

        In connection with the restructuring, the existing Notes were exchanged for three new series of Notes containing the following terms:

($ in millions)	Principal Amount(1)	Maturity Dates	Annual Stated Interest Rate Through December 31, 2009(2)	Annual Stated Interest Rate Beginning January 1, 2010(2)	Annual Stated Interest Rate Beginning January 1, 2011(2)	Annual Stated Interest Rate Beginning January 1, 2012(2)
Series A	$253.8	June 15, 2010	8.50%	9.25%	N/A	N/A
Series B	$253.8	June 15, 2011	9.00%	9.50%	9.75%	N/A
Series C	$333.5	March 31 & April 1, 2012	9.50%	10.00%	10.25%	10.75%

(1)
Amount outstanding at closing on August 28, 2009.

(2)
The Notes generally require payment of interest quarterly.

        The Company made various cash payments in connection with the restructuring of its Notes. The Company paid an amendment fee at closing of $15.2 million. In addition, the Company paid a make-whole fee of $79.7 million related to a contractual provision in the old Notes. Due to the payment of this make-whole fee, the new Notes have no significant make-whole requirement. The Company also paid a restructuring fee of $50.0 million at closing, which will be applied toward the principal balance of the Notes if the Notes are refinanced in full on or before January 31, 2010.

        Bank Facility.    At June 30, 2009, the Company had an unsecured revolving line of credit that was due to expire on April 11, 2011. The Company's Facility was restructured from a revolving facility to a term facility maturing on November 13, 2010. Total commitments under the Facility were reduced at closing to $96.0 million from $115.0 million prior to closing. At closing, there were $50.0 million of borrowings and $46.0 million of standby letters of credit ("LCs") outstanding under the Facility. The $46.0 million of LCs terminated and/or expired prior to September 30, 2009 and the commitments under the Facility were reduced by a commensurate amount. As a result, the total commitment and outstanding balance was $50.0 million at September 30, 2009.

        Borrowings under the Facility bear interest at a floating rate of interest, subject to a floor. The floating rate spread increases by 0.5% per annum beginning on January 1, 2010 and continuing through maturity. At closing, the interest rate on the Facility was 8.5% per annum. The Facility requires the payment of a commitment fee equal to 0.50% per annum of the committed amount. In addition, the Company agreed to pay an amendment fee at closing of $1.0 million, and a restructuring fee payable on January 31, 2010 equal to 1.0% of the outstanding borrowings on such date if the Facility remains outstanding. The Facility generally requires payments of interest no less frequently than quarterly.

        Private Debt Refinance.    On January 29, 2010, the Company repaid the Notes and the Facility (collectively, the "Existing Private Debt") in full using cash on hand from asset sales and repayments and proceeds from a new term loan. In addition, by repaying the Notes before January 31, 2010, the Company was able to apply the $50.0 million restructuring fee paid at closing of the August 2009 restructure toward the principal balance of the Notes. In connection with the repayment and refinancing, the Company entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") pursuant to which the Company obtained a senior secured term loan in the aggregate amount of $250 million (the "Term Loan"). On January 29, 2010, after giving effect to the refinancing and the full repayment of the Existing Private Debt, the Company had total outstanding debt of $995.5 million and cash and investments in money market and other securities of approximately $128 million.

        The Term Loan matures on February 28, 2011. The Company is required to make mandatory repayments of the Term Loan (i) using 56% of all net cash proceeds from asset dispositions, subject to certain conditions and exclusions, (ii) using 100% of proceeds from any unsecured debt issuance,

(iii) using 100% of available cash in excess of $125 million at any month end and (iv) to cure any borrowing base deficiencies, as discussed below. In addition, the Term Loan must be repaid in full if at any time the outstanding principal balance is less than or equal to $25 million and the Company's available cash is then equal to or greater than $125 million. The Term Loan generally becomes due and payable in full upon a change of control of the Company; except that, in certain circumstances, the Term Loan may be assumed by Ares Capital in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of October 26, 2009, among Ares Capital, ARCC Odyssey Corp. and the Company.

        At the Company's election, borrowings under the Term Loan will generally bear interest at a rate per annum equal to (i) LIBOR plus 4.50% or (ii) 2.00% plus the higher of (a) the JPMorgan Chase Bank, N.A. prime rate, (b) the daily one-month LIBOR plus 2.5%, and (c) the federal funds effective rate plus 0.5%. In addition to the interest paid on the Term Loan, the Company incurred other fees and costs associated with the repayment and refinancing and will also incur additional exit fees, which increase over the term of the loan, as the Term Loan is repaid.

        Consistent with the terms of the Existing Private Debt, the Company has granted the Term Loan lenders a blanket lien on a substantial portion of its assets. Borrowings under the Term Loan are subject to a requirement that the borrowing base (as defined in the Credit Agreement) be greater than 2.5x the outstanding principal balance of the Term Loan at any time such outstanding principal balance is greater than $175 million, and greater than 2.0x at any time such outstanding principal balance is less than or equal to $175 million. If the borrowing base falls below the minimum coverage requirement, the Company is required to make repayments of the Term Loan in an amount sufficient to bring the coverage ratio to the required level.

        The Credit Agreement contains various operating covenants applicable to the Company. The Term Loan requires that the Company maintain a ratio of Adjusted EBIT to Adjusted Interest Expense (as such terms are defined in the Credit Agreement) of not less than 0.70:1.0, measured as of the last day of each fiscal quarter as provided in the Credit Agreement. In addition, the Company is precluded from incurring additional indebtedness unless its asset coverage of all outstanding indebtedness is at least 200% and may not pay dividends in excess of the minimum the Company reasonably believes is required to maintain its tax status as a regulated investment company.

        The Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, cross-defaults, bankruptcy events and failure to pay judgments. Certain of these events of default are subject to notice and cure periods or materiality thresholds. The occurrence of an event of default would permit the administrative agent for the lenders under the Term Loan, or the holders of more than 51% of the aggregate principal debt outstanding under the Term Loan, to declare the entire unpaid principal balance outstanding due and payable. Pursuant to the terms of the Credit Agreement, during the continuance of an event of default, at the election of the required lenders, the applicable interest on any outstanding principal amount of the Term Loan would increase by 200 basis points.

        Publicly Issued Unsecured Notes Payable.    At December 31, 2009, the Company had outstanding publicly issued unsecured notes as follows:

($ in millions)	Amount	Maturity Date
6.625% Notes due 2011	$319.9	July 15, 2011
6.000% Notes due 2012	195.6	April 1, 2012
6.875% Notes due 2047	230.0	April 15, 2047

Total	$745.5

        The 6.625% Notes due 2011 and the 6.000% Notes due 2012 require payment of interest only semi-annually, and all principal is due upon maturity. The Company has the option to redeem these notes in whole or in part, together with a redemption premium, as stipulated in the notes.

        The 6.875% Notes due 2047 require payment of interest only quarterly, and all principal is due upon maturity. These notes are redeemable in whole or in part at any time or from time to time on or after April 15, 2012, at par and upon the occurrence of certain tax events as stipulated in the notes.

        The Company has certain financial and operating covenants that are required by the publicly issued unsecured notes payable. The Company is not permitted to issue indebtedness unless immediately after such issuance the Company has asset coverage of all outstanding indebtedness of at least 200% as required by the 1940 Act, as amended. At December 31, 2009, the Company's asset coverage ratio was 180%.

        Scheduled Maturities.    Scheduled future maturities of notes payable at December 31, 2009, were as follows:

	Amount Maturing
($ in millions) Year	Privately Issued Unsecured Notes Payable	Publicly Issued Unsecured Notes Payable	Total
2010	$86.0	$—	$86.0
2011	253.8	319.9	573.7
2012	333.4	195.6	529.0
2013	—	—	—
2014	—	—	—
Thereafter	—	230.0	230.0

Total	$673.2	$745.5	$1,418.7

  Fair Value of Debt

        The Company records debt at cost. The fair value of the Company's outstanding debt was approximately $1.3 billion and $1.4 billion at December 31, 2009 and 2008, respectively. The fair value of the Company's publicly issued 6.875% Notes due 2047 was determined using the market price of the retail notes at December 31, 2009. The fair value of the Company's other debt was determined based on market interest rates for similar instruments as of the balance sheet date.

Note 5.  Guarantees and Commitments

        In the ordinary course of business, the Company has issued guarantees through financial intermediaries on behalf of certain portfolio companies. As of December 31, 2009 and 2008, the Company had issued guarantees of debt and rental obligations aggregating $9.1 million and $19.2 million, respectively. Under these arrangements, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations.

        As of December 31, 2009, the guarantees expired as follows:

(in millions)	Total	2010	2011	2012	2013	2014	After 2014
Guarantees	$9.1	$8.2	$—	$0.1	$—	$—	$0.8

        In the ordinary course of business, the Company enters into agreements with service providers and other parties that may contain provisions for the Company to indemnify and guaranty certain minimum fees to such parties under certain circumstances.

        At December 31, 2009, the Company had outstanding investment commitments totaling $153.8 million.

Note 6.  Shareholders' Equity

        Sales of common stock for the years ended December 31, 2009, 2008, and 2007, were as follows:

(in millions)	2009	2008	2007
Number of common shares	—	20.5	6.6

Gross proceeds	—	$417.1	$177.7
Less costs, including underwriting fees	—	(14.6)	(6.4)

Net proceeds	—	$402.5	$171.3

        The Company issued 1.2 million and 0.6 million shares of common stock upon the exercise of stock options during the years ended December 31, 2009, and 2007, respectively. There were no stock options exercised in the year ended December 31, 2008. In addition, in July 2007, the Company issued 1.7 million unregistered shares of common stock upon the cancellation of stock options pursuant to a tender offer. See Note 9.

        The Company has a dividend reinvestment plan, whereby the Company may buy shares of its common stock in the open market or issue new shares in order to satisfy dividend reinvestment requests. If the Company issues new shares, the issue price is equal to the average of the closing sale prices reported for the Company's common stock for the five consecutive trading days immediately prior to the dividend payment date. The Company cannot issue new shares at a price below net asset value. Dividend reinvestment plan activity for the years ended December 31, 2009, 2008, and 2007, was as follows:

(in millions, except per share amounts)	2009	2008	2007
Shares issued	—	0.2	0.6
Average price per share	$—	$19.49	$27.40
Shares purchased by plan agent for shareholders	—	1.8	—
Average price per share	$—	$6.09	$—

Note 7.  Earnings Per Common Share

        Earnings per common share for the years ended December 31, 2009, 2008, and 2007, were as follows:

(in millions, except per share amounts)	2009	2008	2007
Net increase (decrease) in net assets resulting from operations	$(521.5)	$(1,040.0)	$153.3
Weighted average common shares outstanding—basic	179.0	173.0	152.9
Dilutive options outstanding	—	—	1.8

Weighted average common shares outstanding—diluted	179.0	173.0	154.7

Basic earnings (loss) per common share	$(2.91)	$(6.01)	$1.00

Diluted earnings (loss) per common share	$(2.91)	$(6.01)	$0.99

Note 8. Employee Compensation Plans

        For 2009, the Company accrued $7.5 million in bonuses and $0.3 million in performance awards as compared to $1.0 million in bonuses and $11.2 million in performance awards accrued in 2008. In order to retain key personnel through the closing date of the merger with Ares Capital, the Company will pay the 2009 bonuses as retention bonuses on the earlier of April 15, 2010 or the closing date of the merger with Ares Capital. An employee must be employed on the payment date in order to receive the retention bonus.

        The Company had an Individual Performance Award plan ("IPA"), and an Individual Performance Bonus plan ("IPB", each individually a "Plan," or collectively, the "Plans") for 2008 and 2007. These Plans generally were determined annually at the beginning of each year but may have been adjusted throughout the year. In 2008, the IPA was paid in cash in two equal installments during the year. Through December 31, 2007, the IPA amounts were contributed into a trust and invested in the Company's common stock. The IPB was distributed in cash to award recipients throughout the year (beginning in February of each respective year) as long as the recipient remained employed by the Company. The Company did not establish an IPA or IPB for 2009 or 2010.

        The trusts for the IPA payments were consolidated with the Company's accounts. The common stock was classified as common stock held in deferred compensation trust in the accompanying financial statements and the deferred compensation obligation, which represented the amount owed to the employees, was included in other liabilities. Changes in the value of the Company's common stock held in the deferred compensation trust were not recognized. However, the liability was marked to market with a corresponding charge or credit to employee compensation expense.

        In December 2007, the Company's Board of Directors made a determination that it was in the best interests of the Company to terminate its deferred compensation arrangements. The Board of Directors' decision primarily was in response to increased complexity resulting from recent changes in the regulation of deferred compensation arrangements, and the accounts under these Plans were distributed to participants in full on March 18, 2008, the termination and distribution date.

        The accounts under the deferred compensation arrangements totaled $52.5 million at December 31, 2007. The balances on the termination date were distributed to participants in March 2008 subsequent to the termination date in accordance with the transition rule for payment elections under Section 409A of the Code. Distributions from the plans were made in cash or shares of the Company's common stock, net of required withholding taxes.

        The Company did not establish an IPA or IPB for 2009. The IPA and IPB expenses are included in employee expenses and for the years ended December 31, 2008 and 2007, were as follows:

($ in millions)	2008	2007
IPA contributions	$8.5	$9.8
IPA mark to market expense (benefit)	(4.1)	(14.0)

Total IPA expense (benefit)	$4.4	$(4.2)

Total IPB expense	$8.8	$9.5

Note 9.  Stock Option Plan

        The purpose of the stock option plan ("Option Plan") is to provide officers and non-officer directors of the Company with additional incentives. Options are exercisable at a price equal to the fair market value of the shares on the day the option is granted. Each option states the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The options granted to officers generally vest ratably over up to a three year period. Options granted to non-officer directors vest on the grant date.

        All rights to exercise options terminate 60 days after an optionee ceases to be (i) a non-officer director, (ii) both an officer and a director, if such optionee serves in both capacities, or (iii) an officer (if such officer is not also a director) of the Company for any cause other than death or total and permanent disability. In the event of a change of control of the Company, all outstanding options will become fully vested and exercisable as of the change of control.

        At December 31, 2009, 2008 and 2007, there were 37.2 million shares authorized under the Option Plan.

        On July 18, 2007, the Company completed a tender offer related to the Company's offer to all optionees who held vested "in-the-money" stock options as of June 20, 2007, the opportunity to receive an option cancellation payment ("OCP") equal to the "in-the-money" value of the stock options cancelled, determined using the Weighted Average Market Price of $31.75, which would be paid one-half in cash and one-half in unregistered shares of the Company's common stock. The Company accepted for cancellation 10.3 million vested options, which in the aggregate had a weighted average exercise price of $21.50. This resulted in a total option cancellation payment of approximately $105.6 million, of which $52.8 million was paid in cash and $52.8 million was paid through the issuance of 1.7 million unregistered shares of the Company's common stock, determined using the Weighted Average Market Price of $31.75. The Weighted Average Market Price represented the volume weighted average price of the Company's common stock over the fifteen trading days preceding the first day of the offer period, or June 20, 2007. See Note 2—Stock Compensation Plans.

        At December 31, 2009 and 2008, the number of shares available to be granted under the Option Plan was 6.0 million and 9.5 million, respectively.

        Information with respect to options granted, exercised and forfeited under the Option Plan for the years ended December 31, 2009, 2008, and 2007, was as follows:

(in millions, except per share amounts)	Shares	Weighted Average Exercise Price Per Share	Weighted Average Contractual Remaining Term (Years)	Aggregate Intrinsic Value at December 31, 2009
Options outstanding at January 1, 2007	23.2	$24.92
Granted	6.7	$29.52
Exercised	(0.6)	$25.25
Cancelled in tender offer(1)	(10.3)	$21.50
Forfeited	(0.5)	$28.96

Options outstanding at December 31, 2007	18.5	$28.36
Granted	7.7	$22.52
Exercised	—	$—
Forfeited	(6.5)	$26.87

Options outstanding at December 31, 2008	19.7	$26.56

Granted	11.5	$0.88
Exercised	(1.3)	$0.73
Forfeited	(8.0)	$22.85

Options outstanding at December 31, 2009	21.9	$15.94	5.34	$24.5

Exercisable at December 31, 2009(2)	12.6	$22.35	4.95	$6.8

Exercisable and expected to be exercisable at December 31, 2009(3)	21.4	$16.35	5.31	$22.9

(1)
See description of the tender offer above.

(2)
Represents vested options.

(3)
The amount of options expected to be exercisable at December 31, 2009, is calculated based on an estimate of expected forfeitures.

        The fair value of the shares vested during the years ended December 31, 2009, 2008, and 2007, was $8.2 million, $13.5 million, and $21.6 million, respectively. The total intrinsic value of the options exercised during the years ended December 31, 2009, and 2007, was $3.3 million, and $2.7 million, respectively. There were no options exercised during the year ended December 31, 2008.

        The following table summarizes information about stock options outstanding at December 31, 2009:

	Outstanding			Exercisable
Range of Exercise Prices	Total Number Outstanding (in millions)	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Total Number Exercisable (in millions)	Weighted Average Exercise Price
$0.73	8.2	6.17	$0.73	2.3	$0.73
$2.63	0.9	6.22	$2.63	0.2	$2.63
$14.28 - $29.58	12.5	4.79	$26.45	9.8	$27.51
$30.00 - $30.52	0.3	3.18	$30.26	0.3	$30.26

	21.9	5.34	$15.94	12.6	$22.35

  Notes Receivable from the Sale of Common Stock

        As a BDC under the 1940 Act, the Company is entitled to provide and has provided loans to the Company's officers in connection with the exercise of options. However, as a result of provisions of the Sarbanes-Oxley Act of 2002, the Company is prohibited from making new loans to its executive officers. The outstanding loans are full recourse, have varying terms not exceeding ten years, bear interest at the applicable federal interest rate in effect at the date of issue and have been recorded as a reduction to shareholders' equity. At December 31, 2009 and 2008, the Company had outstanding loans to officers of $0.3 million and $1.1 million, respectively. Officers with outstanding loans repaid principal of $0.8 million, $1.6 million, and $0.2 million, for the years ended December 31, 2009, 2008, and 2007, respectively. The Company recognized a nominal amount of interest income from these loans during the years ended December 31, 2009 and 2008, and recognized $0.1 million during the year ended December 31, 2007. This interest income is included in interest and dividends for companies less than 5% owned.

Note 10.  Dividends and Distributions and Taxes

        For the years ended December 31, 2009, 2008, and 2007, the Company's Board of Directors declared the following distributions:

	2009		2008		2007
(in millions, except per share amounts)	Total Amount	Total Per Share	Total Amount	Total Per Share	Total Amount	Total Per Share
First quarter	$—	$—	$108.1	$0.65	$95.8	$0.63
Second quarter	—	—	116.1	0.65	97.6	0.64
Third quarter	—	—	116.1	0.65	100.3	0.65
Fourth quarter	—	—	116.2	0.65	102.6	0.65
Extra dividend	—	—	—	—	11.0	0.07

Total distributions to common shareholders	$—	$—	$456.5	$2.60	$407.3	$2.64

        For income tax purposes, distributions for 2008 and 2007, were composed of the following:

	2008		2007
(in millions, except per share amounts)	Total Amount	Total Per Share	Total Amount	Total Per Share
Ordinary income(1)(2)	$104.0	$0.59	$126.7	$0.82
Long-term capital gains	352.5	2.01	280.6	1.82

Total distributions to common shareholders	$456.5	$2.60	$407.3	$2.64

(1)
For the years ended December 31, 2008 and 2007, ordinary income included dividend income of approximately $0.06 and zero, per share, respectively, that qualified to be taxed at the 15% maximum capital gains rate.

(2)
For certain eligible corporate shareholders, dividends eligible for the dividend received deduction for 2008 and 2007, was $0.056 and zero, per share, respectively.

        The following table summarizes the differences between financial statement net increase (decrease) in net assets resulting from operations and taxable income available for distribution to shareholders for the years ended December 31, 2009, 2008, and 2007:

($ in millions)	2009	2008	2007
	(ESTIMATED)(1)
Financial statement net increase (decrease) in net assets resulting from operations	$(521.5)	$(1,040.0)	$153.3
Adjustments:
Net change in unrealized appreciation or depreciation	176.7	1,123.8	256.2
Interest- and dividend-related items	26.9	(5.3)	13.8
Employee compensation-related items	1.9	1.2	0.7
Nondeductible excise tax	—	(0.6)	16.3
Debt issuance cost related items	50.2	—	—
Realized gains recognized (deferred) through installment treatment	173.3	18.3	(13.0)
Other gain or loss related items	48.1	(91.7)	(10.2)
Net income (loss) from partnerships and limited liability companies(2)	(1.7)	(4.6)	(22.7)
Net capital loss carryforward	18.5	37.9	—
Net (income) loss from consolidated subsidiaries, net of tax	(5.4)	2.1	2.7
Other	0.1	(0.7)	0.7

Taxable income (loss)	$(32.9)	$40.4	$397.8

(1)
The Company's taxable loss for 2009 is an estimate and will not be finally determined until the Company files its 2009 tax return in September 2010. Therefore, the final taxable income (loss) may be different than this estimate.

(2)
Includes taxable income (loss) passed through to the Company from Ciena Capital LLC (Ciena) and related entities in excess of interest and related portfolio income from Ciena included in the financial statements totaling ($1.9) million and ($22.6) million, for the years ended December 31, 2008 and 2007, respectively. See Note 3 for additional related disclosure.

        Taxable income or loss generally differs from net income or loss for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized appreciation or depreciation, as gains or losses are not included in taxable income until they are realized. As a RIC, the Company may not use net operating losses ("NOLs") to offset positive taxable income earned in preceding or succeeding taxable years. However, capital losses in excess of capital gains earned in a tax year may be carried forward and used to offset capital gains in the eight succeeding tax years. The Company estimates that, as of December 31, 2009, it will have a capital loss carryforward of approximately $56.4 million available for use in later tax years.

        The Company must distribute at least 90% of its investment company taxable income to qualify for pass-through tax treatment and maintain its RIC status. The Company has distributed sufficient dividends to eliminate taxable income. Dividends declared and paid by the Company in a year generally differ from taxable income for that year as such dividends may include the distribution of current year taxable income, less amounts carried over into the following year, and the distribution of prior year taxable income carried over into and distributed in the current year.

        The Company currently estimates that it has a net taxable loss for 2009. This taxable loss for 2009 is an estimate and will not be finally determined until the Company files its 2009 tax return in September 2010. Because the Company had a net taxable loss in 2009, no distribution was required or made for 2009. For income tax purposes, distributions for 2008 and 2007, were made from taxable income as follows:

($ in millions)	2008	2007
Taxable income (loss)	$40.4	$397.8
Taxable income earned in prior year and carried forward and distributed in current year	393.3	402.8
Taxable income earned in current year and carried forward for distribution in next year	—	(393.3)
Distributions from accumulated earnings	22.8	—

Total distributions to common shareholders	$456.5	$407.3

        The Company generally will be required to pay an excise tax equal to 4% of the amount by which 98% of the Company's annual taxable income exceeds the distributions for the year. In 2007 annual taxable income was in excess of the Company's dividend distributions from such taxable income for that year, and accordingly, the Company had an excise tax expense of $16.3 million on the excess taxable income carried forward. As of December 31, 2009 the Company had no dividend distribution requirement for the 2009 tax year, therefore, it has not recorded an excise tax for the year ended December 31, 2009. In certain circumstances, the Company is restricted in its ability to pay dividends. The Company's outstanding Term Loan contains provisions that limit the amount of dividends the Company can pay. In addition, pursuant to the 1940 Act, the Company may be precluded from declaring dividends or other distributions to its shareholders unless the Company's asset coverage is at least 200%.

        The Company currently estimates that it has cumulative deferred taxable income related to installment sale gains of approximately $44.4 million as of December 31, 2009. These gains have been recognized for financial reporting purposes in the respective years they were realized, but are generally deferred for tax purposes until the notes or other amounts received from the sale of the related investments are collected in cash. The recognition of installment sales gains as of December 31, 2009 are estimates and will not be finally determined until the Company files its 2009 tax return in September 2010.

        At December 31, 2009 and 2008, the aggregate gross unrealized appreciation of the Company's investments above cost for federal income tax purposes was $112.8 million (estimated) and $346.5 million, respectively. At December 31, 2009 and 2008, the aggregate gross unrealized depreciation of the Company's investments below cost for federal income tax purposes was $1.5 billion (estimated) and $1.4 billion, respectively. The Company's investments as compared to cost for federal income tax purposes was net unrealized depreciation of $1.4 billion (estimated) and $1.1 billion at December 31, 2009 and 2008, respectively. At December 31, 2009 and 2008, the aggregate cost of securities, for federal income tax purposes was $3.5 billion (estimated) and $4.5 billion, respectively.

        The Company's consolidated subsidiary, AC Corp, is subject to federal and state income taxes. For the years ended December 31, 2009, 2008, and 2007, AC Corp's income tax expense (benefit) was $5.6 million, $3.1 million, and $(2.7) million, respectively. For the year ended December 31, 2009 and 2008, paid in capital was decreased by $3.8 million and $3.0 million, respectively, primarily for the reduction of the deferred tax asset related to stock options that expired unexercised.

        The net deferred tax asset at December 31, 2009, was $12.7 million, consisting of deferred tax assets of $13.0 million and deferred tax liabilities of $0.3 million. The net deferred tax asset at December 31, 2008, was $15.0 million, consisting of deferred tax assets of $32.2 million and deferred tax liabilities of $17.2 million. At December 31, 2009, the deferred tax assets primarily related to compensation-related items. Management believes that the realization of the net deferred tax asset is more likely than not based on expectations as to future taxable income and scheduled reversals of temporary differences. Accordingly, the Company did not record a valuation allowance at December 31, 2009 or 2008.

Note 11.  Cash

        The Company places its cash with financial institutions and, at times, cash held in checking accounts in financial institutions may be in excess of the Federal Deposit Insurance Corporation insured limit.

        At December 31, 2009 and 2008, cash consisted of the following:

($ in millions)	2009	2008
Cash	$21.7	$51.9
Less escrows held	(1.0)	(1.5)

Total cash	$20.7	$50.4

Note 12.  Supplemental Disclosure of Cash Flow Information

        The Company paid interest of $157.7 million, $161.0 million, and $123.5 million, respectively, for the years ended December 31, 2009, 2008, and 2007. The Company paid income taxes, including excise taxes (net of refunds), of $9.9 million, $10.1 million and $18.8 million for the years ended December 31, 2009, 2008 and 2007, respectively.

        Non-cash operating activities for the years ended December 31, 2009, 2008 and 2007, totaled $86.8 million, $117.8 million, and $142.2 million, respectively. Non-cash operating activities included the exchange of existing debt securities and accrued interest for new debt and equity securities. Non-cash financing activities for the year ended December 31, 2009 totaled $891.0 million as a result of the refinancing of privately issued unsecured debt with new privately issued secured debt. Non-cash financing activities included the issuance of common stock in lieu of cash distributions totaling $3.8 million and $17.1 million, for the years ended December 31, 2008 and 2007, respectively. Non-cash financing activities for the year ended December 31, 2007, also included the payment of one-half of the value of the option cancellation payment in connection with the tender offer, or $52.8 million, through the issuance of 1.7 million unregistered shares of the Company's common stock. See Notes 2 and 9.

Note 13.  Financial Highlights

	At and for the Years Ended December 31,
	2009	2008	2007
Per Common Share Data
Net asset value, beginning of year	$9.62	$17.54	$19.12

Net investment income(1)	0.31	1.22	0.91
Net realized gains (losses)(1)(2)	(2.02)	(0.75)	1.74

Net investment income plus net realized gains (losses)(1)	(1.71)	0.47	2.65
Net change in unrealized appreciation or depreciation(1)(2)	(0.98)	(6.49)	(1.66)

Gain on repurchase of debt(1)	0.47	0.01	—
Loss on extinguishment of debt(1)	(0.69)	—	—
Net increase (decrease) in net assets resulting from operations(1)	(2.91)	(6.01)	0.99
Decrease in net assets from shareholder distributions	—	(2.60)	(2.64)
Net increase (decrease) in net assets from capital share transactions(1)(3)	(0.05)	0.69	0.41
Decrease in net assets from cash portion of the option cancellation payment(1)(4)	—	—	(0.34)

Net asset value, end of year	$6.66	$9.62	$17.54

Market value, end of year	$3.61	$2.69	$21.50
Total return(5)	34.2%	(82.5)%	(27.6)%

	At and for the Years Ended December 31,
	2009	2008	2007
Ratios and Supplemental Data ($ and shares in millions, except per share amounts)
Ending net assets	$1,198.2	$1,718.4	$2,771.8
Common shares outstanding at end of year	179.9	178.7	158.0
Diluted weighted average common shares outstanding	179.0	173.0	154.7
Employee, employee stock option and administrative expenses/average net assets	6.12%	5.47%	6.10%
Total operating expenses/average net assets	18.86%	11.39%	10.70%
Income tax expense including excise tax/average net assets	0.41%	0.10%	0.47%
Net investment income/average net assets	4.07%	8.43%	4.91%
Net increase (decrease) in net assets resulting from operations/average net assets	(38.18)%	(41.34)%	5.34%
Portfolio turnover rate	4.80%	24.00%	26.84%
Average debt outstanding	$1,753.7	$2,091.6	$1,924.2
Average debt per share(1)	$9.80	$12.09	$12.44

(1)
Based on diluted weighted average number of common shares outstanding for the year.

(2)
Net realized gains (losses) and net change in unrealized appreciation or depreciation can fluctuate significantly from year to year.

(3)
Excludes capital share transactions related to the cash portion of the option cancellation payment.

(4)
See Notes 2 and 9 to the consolidated financial statements above for further discussion.

(5)
Total return assumes the reinvestment of all dividends paid for the years presented.

Note 14.  Selected Quarterly Data (Unaudited)

	2009
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4
Total interest and related portfolio income	$95.2	$84.6	$72.4	$66.4
Net investment income	$27.5	$18.2	$9.6	$0.2
Net increase (decrease) in net assets resulting from operations	$(347.7)	$(29.1)	$(140.7)	$(4.1)
Basic earnings (loss) per common share	$(1.95)	$(0.16)	$(0.79)	$(0.02)
Diluted earnings (loss) per common share	$(1.95)	$(0.16)	$(0.79)	$(0.02)

	2008
($ in millions, except per share amounts)	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4
Total interest and related portfolio income	$144.9	$134.6	$120.7	$100.9
Net investment income	$69.5	$63.9	$45.6	$33.0
Net increase (decrease) in net assets resulting from operations	$(40.7)	$(102.2)	$(318.3)	$(578.8)
Basic earnings (loss) per common share	$(0.25)	$(0.59)	$(1.78)	$(3.24)
Diluted earnings (loss) per common share	$(0.25)	$(0.59)	$(1.78)	$(3.24)

Note 15.  Litigation

        On June 23, 2004, the Company was notified by the SEC that the SEC was conducting an informal investigation of the Company. The investigation related to the valuation of securities in the Company's private finance portfolio and other matters. On June 20, 2007, the Company announced that it entered into a settlement with the SEC that resolved the SEC's informal investigation. As part of the settlement and without admitting or denying the SEC's allegations, the Company agreed to the entry of an administrative order. In the order the SEC alleged that, between June 30, 2001, and March 31, 2003, the Company did not maintain books, records and accounts which, in reasonable detail, supported or accurately and fairly reflected valuations of certain securities in the Company's private finance portfolio and, as a result, did not meet certain recordkeeping and internal controls provisions of the federal securities laws. In the administrative order, the SEC ordered the Company to continue to maintain certain of its current valuation-related controls. Specifically, during and following the two-year period of the order, the Company has: (1) continued to employ a Chief Valuation Officer, or a similarly structured officer-level employee, to oversee its quarterly valuation processes; and (2) continued to employ third-party valuation consultants to assist in its quarterly valuation processes.

        On December 22, 2004, the Company received letters from the U.S. Attorney for the District of Columbia requesting the preservation and production of information regarding the Company and Business Loan Express, LLC (currently known as Ciena Capital LLC) in connection with a criminal investigation relating to matters similar to those investigated by and settled with the SEC as discussed above. The Company produced materials in response to the requests from the U.S. Attorney's office and certain current and former employees were interviewed by the U.S. Attorney's Office. The Company has voluntarily cooperated with the investigation.

        In late December 2006, the Company received a subpoena from the U.S. Attorney for the District of Columbia requesting, among other things, the production of records regarding the use of private investigators by the Company or its agents. The Board established a committee, which was advised by its own counsel, to review this matter. In the course of gathering documents responsive to the subpoena, the Company became aware that an agent of the Company obtained what were represented to be telephone records of David Einhorn and which purport to be records of calls from Greenlight Capital during a period of time in 2005. Also, while the Company was gathering documents responsive to the subpoena, allegations were made that the Company's management had authorized the acquisition of these records and that management was subsequently advised that these records had been obtained. The Company's management has stated that these allegations are not true. The Company has cooperated fully with the inquiry by the U.S. Attorney's Office.

        On February 26, 2007, Dana Ross filed a class action complaint in the U.S. District Court for the District of Columbia in which she alleges that Allied Capital Corporation and certain members of management violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Thereafter, the court appointed new lead counsel and approved new lead plaintiffs. On July 30, 2007, plaintiffs served an amended complaint. Plaintiffs claim that, between November 7, 2005, and January 22, 2007, Allied Capital either failed to disclose or misrepresented information about its portfolio company, Business Loan Express, LLC. Plaintiffs sought unspecified compensatory and other damages, as well as other relief. On September 13, 2007, the Company filed a motion to dismiss the lawsuit. On November 4, 2009, the motion to dismiss was granted.

        A number of lawsuits have been filed against the Company, its Board of Directors and Ares Capital Corporation. These include: (1) In re Allied Capital Corporation Shareholder Litigation, Case No. 322639-V (Circuit Court for Montgomery County, Maryland); (2) Sandler v. Walton, et al., Case No. 2009 CA 008123 B (Superior Court for the District of Columbia); (3) Wienecki v. Allied Capital Corporation, et al., Case No. 2009 CA 008541 B (Superior Court for the District of Columbia); and (4) Ryan v. Walton, et al., Case No. 1:10-CV-00145-RMC (United States District Court for the District of Columbia). The suits were filed after the announcement of the merger with Ares Capital on October 26, 2009 either as putative stockholder class actions, shareholder derivative actions or both. All of the actions assert similar claims alleging that the Company's Board of Directors failed to discharge adequately its fiduciary duties to shareholders by failing to adequately value the Company's shares and ensure that the Company's shareholders received adequate consideration in a proposed sale of Allied Capital to Ares Capital Corporation, that the proposed merger between the Company and Ares Capital is the product of a flawed sales process, that the Company's directors and officers breached their fiduciary duties by agreeing to a structure that was not designed to maximize the value of Allied's shares, and that Ares Capital aided and abetted the alleged breach of fiduciary duty. The plaintiffs demand, among other things, a preliminary and permanent injunction enjoining the sale and rescinding the transaction or any part thereof that has been implemented. The Company believes that each of the lawsuits is without merit.

        In addition, the Company is party to certain lawsuits in the normal course of business. Furthermore, third parties may try to seek to impose liability on the Company in connection with the activities of its portfolio companies. For a discussion of civil investigations being conducted regarding the lending practice of Ciena Capital LLC, a portfolio company of the Company, see "Note 3, Portfolio—Ciena Capital LLC."

        While the outcome of any of the open legal proceedings described above cannot at this time be predicted with certainty, the Company does not expect these matters will materially affect its financial condition or results of operations.

 Schedule 12-14

ALLIED CAPITAL CORPORATION AND SUBSIDIARIES

SCHEDULE OF INVESTMENTS IN AND ADVANCES TO AFFILIATES

		Amount of Interest or Dividends
PRIVATE FINANCE Portfolio Company (in thousands)	Investment(1)	Credited to Income(6)	Other(2)	December 31, 2008 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2009 Value
Companies More Than 25% Owned
AGILE Fund I, LLC	Equity Interests			$497	$44	$(92)	$449
(Private Equity Fund)
AllBridge Financial, LLC	Senior Loan	$44		—	1,500	—	1,500
(Asset Management)	Equity Interests			10,960	6,926	(2,081)	15,805
Allied Capital Senior Debt Fund, L.P.	Limited Partnership			31,800	—	(31,800)	—
(Private Debt Fund)	Interests
Avborne, Inc.	Preferred Stock			942	—	(942)	—
(Business Services)	Common Stock			—	39	—	39
Avborne Heavy Maintenance, Inc.	Common Stock			—	—	—	—
(Business Services)
Aviation Properties Corporation	Common Stock			—	30	(30)	—
(Business Services)
Border Foods, Inc.	Senior Loan	5,618		33,027	2,956	(1,857)	34,126
(Consumer Products)	Preferred Stock			11,851	9,050	—	20,901
	Common Stock			—	9,663	—	9,663
Calder Capital Partners, LLC	Senior Loan(5)			953	3,542	(4,495)	—
(Asset Management)	Equity Interests			—	2,454	(2,454)	—
Callidus Capital Corporation	Subordinated Debt	3,086		16,068	5,714	(2,674)	19,108
(Asset Management)	Common Stock			34,377	—	(34,377)	—
Ciena Capital LLC	Senior Loan(5)			104,883	—	(4,832)	100,051
(Financial Services)	Class B Equity Interests			—	3,504	(3,504)	—
	Class C Equity Interests			—	—	—	—
CitiPostal Inc.	Senior Loan	30		681	2	—	683
(Business Services)	Unitranche Debt	6,304		51,548	566	(1,481)	50,633
	Subordinated Debt	1,635		9,114	1,571	—	10,685
	Common Stock			8,616	—	(7,184)	1,432
Coverall North America, Inc.	Unitranche Debt	3,890		31,948	33	(408)	31,573
(Business Services)	Subordinated Debt	860		5,549	6	—	5,555
	Common Stock			17,968	1	(6,583)	11,386
CR Holding, Inc.	Subordinated Debt(5)			17,360	23,150	(40,510)	—
(Consumer Products)	Common Stock			—	28,744	(28,744)	—
Crescent Equity Corp.	Senior Loan	44		433	—	—	433
(Business Services)	Subordinated Debt(5)	74	$245	18,614	85	(14,567)	4,132
	Common Stock			4,580	2,253	(6,833)	—
Direct Capital Corporation	Senior Loan(5)			—	8,744	—	8,744
(Financial Services)	Subordinated Debt(5)			13,530	—	(6,733)	6,797
	Common Stock			—	—	—	—

See related footnotes at the end of this schedule.

		Amount of Interest or Dividends
PRIVATE FINANCE Portfolio Company (in thousands)	Investment(1)	Credited to Income(6)	Other(2)	December 31, 2008 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2009 Value
Financial Pacific Company	Subordinated Debt	$9,462		$62,189	$40	$(27,449)	$34,780
(Financial Services)	Preferred Stock			—	—	—	—
	Common Stock			—	—	—	—
ForeSite Towers, LLC	Equity Interest			889	—	(889)	—
(Tower Leasing)
Global Communications, LLC	Senior Loan			1,335	—	(1,335)	—
(Business Services)
HCI Equity,LLC	Equity Interests			—	1,100	(223)	877
(Private Equity Fund)
Hot Light Brands, Inc.	Senior Loan(5)			13,678	51	(4,613)	9,116
(Retail)	Common Stock			—	—	—	—
Hot Stuff Foods, LLC	Senior Loan	1,969		42,378	11,219	(8,900)	44,697
(Real Estate)	Subordinated Debt(5)			—	48,240	—	48,240
	Common Stock			—	—	—	—
Huddle House, Inc.	Subordinated Debt	5,673		57,067	1,114	(38,535)	19,646
(Retail)	Common Stock			20,922	1	(17,004)	3,919
IAT Equity, LLC and Affiliates
d/b/a Industrial Air Tool	Subordinated Debt	548		6,000	—	—	6,000
(Industrial Products)	Equity Interests			8,860	—	(3,375)	5,485
Impact Innovations Group, LLC (Business Services)	Equity Interests in Affiliate			321	—	(106)	215
Insight Pharmaceuticals Corporation	Subordinated Debt	7,709		63,359	9,245	(18,581)	54,023
(Consumer Products)	Preferred Stock			4,068	20,932	(25,000)	—
	Common Stock			—	34,088	(24,688)	9,400
Jakel, Inc.	Subordinated Debt(5)			374	—	(374)	—
(Industrial Products)
Knightsbridge CLO 2007-1 Ltd.	Class E Notes	1,887		14,866	—	(3,506)	11,360
(CLO)	Income Notes	4,126		35,214	4,125	(23,119)	16,220
Knightsbridge CLO 2008-1 Ltd.	Class C Notes	1,097		12,800	—	(511)	12,289
(CLO)	Class D Notes	767		8,000	—	(840)	7,160
	Class E Notes	1,514		10,573	718	(1,200)	10,091
	Income Notes	4,075		21,315	4,075	(4,753)	20,637
MHF Logistical Solutions, Inc.	Subordinated Debt			—	49,633	(49,633)	—
(Business Services)	Preferred Stock			—	—	—	—
	Common Stock			—	20,942	(20,942)	—
MVL Group, Inc.	Senior Loan	3,198		30,663	74	(5,477)	25,260
(Business Services)	Subordinated Debt	5,139		40,994	42,126	(48,814)	34,306
	Subordinated Debt(5)			86	144	(230)	—
	Common Stock			—	—	—	—
Old Orchard Brands, LLC	Subordinated Debt	917		18,882	262	(19,144)	—
(Consumer Products)	Equity Interests			27,763	—	(27,763)	—
Penn Detroit Diesel Allison, LLC	Subordinated Debt	2,767		37,869	578	(38,447)	—
(Business Services)	Equity Interests			21,100	1,262	(7,104)	15,258
Senior Secured Loan Fund LLC	Subordinated	13,664	$12,758	125,423	47,374	(172,797)	—
(Private Debt Fund)	Certificates
	Equity Interests			1	(1)	—	—

See related footnotes at the end of this schedule.

		Amount of Interest or Dividends
PRIVATE FINANCE Portfolio Company (in thousands)	Investment(1)	Credited to Income(6)	Other(2)	December 31, 2008 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2009 Value
Service Champ, Inc.	Subordinated Debt	$5,619		$26,984	$712	$—	$27,696
(Business Services)	Common Stock			21,156	7,555	(640)	28,071
Stag-Parkway, Inc.	Subordinated Debt	1,853		—	19,005	(1)	19,004
(Business Services)	Unitranche Debt	170		17,962	418	(18,380)	—
	Common Stock			6,968	7,258	—	14,226
Startec Equity, LLC	Equity Interests			332	—	(267)	65
(Telecommunications)
Worldwide Express Operations, LLC	Subordinated Debt		$38	2,032	694	(2,726)	—
(Business Services)	Equity Interests			—	11,384	(11,384)	—
	Warrants			—	144	(144)	—

Total companies more than 25% owned				$1,187,722			$811,736

Companies 5% to 25% Owned
10th Street, LLC	Subordinated Debt	$2,877		$21,439	$906	$(20)	$22,325
(Business Services)	Equity Interests			975	—	(500)	475
	Option			25	—	—	25
Advantage Sales & Marketing, Inc.	Subordinated Debt	2,286		135,000	—	(135,000)	—
(Business Services)	Equity Interests			5,000	—	(5,000)	—
Air Medical Group Holdings LLC	Senior Loan	145		3,139	20,296	(17,590)	5,845
(Healthcare Services)	Equity Interests			10,800	8,700	—	19,500
Alpine ESP Holdings, Inc.	Preferred Stock			—	701	(701)	—
(Business Services)	Common Stock			—	13	(13)	—
Amerex Group, LLC	Subordinated Debt	1,993		8,784	5	(8,789)	—
(Consumer Products)	Equity Interests	6,167		9,932	—	(9,932)	—
BB&T Capital Partners/Windsor
Mezzanine Fund, LLC	Equity Interests			11,063	—	(684)	10,379
(Private Equity Fund)
Becker Underwood, Inc.	Subordinated Debt	425		25,502	216	(25,718)	—
(Industrial Products)	Common Stock			2,267	2,748	(5,015)	—
BI Incorporated	Subordinated Debt			—	—	—	—
	Common Equity			—	—	—	—
Drew Foam Companies, Inc.	Preferred Stock			512	111	(623)	—
(Business Services)	Common Stock			—	6	(6)	—
Driven Brands, Inc.	Subordinated Debt	14,923		83,698	8,201	—	91,899
(Consumer Services)	Common Stock			4,855	—	(1,855)	3,000
Hilden America, Inc.	Common Stock			76	378	(454)	—
(Consumer Products)
Lydall Transport, Ltd.	Equity Interests			345	87	(432)	—
(Business Services)
Multi-Ad Services, Inc.	Unitranche Debt	307		2,941	67	(517)	2,491
(Business Services)	Equity Interests			1,782	—	(364)	1,418
Pendum Acquisition, Inc.	Common Stock			—	200	—	200
(Business Services)
Postle Aluminum Company, LLC	Senior Loan(5)			—	34,876	(18,822)	16,054
(Industrial Products)	Subordinated Debt(5)			—	23,868	(23,868)	—
	Equity Interest			—	—	—	—

See related footnotes at the end of this schedule.

		Amount of Interest or Dividends
PRIVATE FINANCE Portfolio Company (in thousands)	Investment(1)	Credited to Income(6)	Other(2)	December 31, 2008 Value	Gross Additions(3)	Gross Reductions(4)	December 31, 2009 Value
Progressive International Corporation	Preferred Stock			$1,125	$—	$(1,125)	$—
(Consumer Products)	Common Stock			4,600	—	(4,600)	—
	Warrants			—	—	—	—
Regency Healthcare Group, LLC	Senior Loan	$44		—	4,001	(4,001)	—
(Healthcare Services)	Unitranche Debt	309		10,825	31	(10,856)	—
	Equity Interests			2,050	—	(152)	1,898
SGT India Private Limited	Common Stock			—	24	(24)	—
(Business Services)
Soteria Imaging Services, LLC	Subordinated Debt	552		4,054	156	—	4,210
(Healthcare Services)	Equity Interests			1,971	—	(692)	1,279
Triax Holdings, LLC	Subordinated Debt			—	10,772	(10,772)	—
(Consumer Products)	Equity Interests			—	16,528	(16,528)	—
Universal Environmental
Services, LLC	Equity Interests			—	—	—	—
(Business Services)

Total companies 5% to 25% owned				$352,760			$180,998

This schedule should be read in conjunction with the Company's consolidated financial statements, including the consolidated statement of investments and Note 3 to the consolidated financial statements. Note 3 includes additional information regarding activities in the private finance portfolio.

(1)
Common stock, preferred stock, warrants, options, and equity interests are generally non-income producing and restricted. The principal amount for loans and debt securities and the number of shares of common stock and preferred stock is shown in the consolidated statement of investments as of September 30, 2009.

(2)
Other includes interest, dividend, or other income which was applied to the principal of the investment and therefore reduced the total investment. These reductions are also included in the Gross Reductions for the investment, as applicable.

(3)
Gross additions include increases in the cost basis of investments resulting from new portfolio investments, paid-in-kind interest or dividends, the amortization of discounts and closing fees, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category. Gross additions also include net increases in unrealized appreciation or net decreases in unrealized depreciation.

(4)
Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category. Gross reductions also include net increases in unrealized depreciation or net decreases in unrealized appreciation.

(5)
Loan or debt security is on non-accrual status at December 31, 2009, and is therefore considered non-income producing. Loans or debt securities on non-accrual status at the end of the period may or may not have been on non-accrual status for the full period.

(6)
Represents the total amount of interest or dividends credited to income for the portion of the year an investment was included in the companies more than 25% owned or companies 5% to 25% owned categories, respectively.

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  Exhibit 99.1
Report of Independent Registered Public Accounting Firm
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in thousands, except per share amounts)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share amounts)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (in thousands, except per share amounts)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF INVESTMENTS December 31, 2009 (in thousands, except number of shares)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF INVESTMENTS December 31, 2008 (in thousands, except number of shares)
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Schedule 12-14
ALLIED CAPITAL CORPORATION AND SUBSIDIARIES SCHEDULE OF INVESTMENTS IN AND ADVANCES TO AFFILIATES